Exhibit 8



                                                           EXECUTION COPY



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                              CREDIT AGREEMENT


                                   among


                               BRUNO'S, INC.


                            The Several Lenders
                      from Time to Time Parties Hereto


                                    and


                               CHEMICAL BANK,
                          as Administrative Agent



                        Dated as of August 18, 1995





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

                             TABLE OF CONTENTS

                                                                       Page

          SECTION 1.     Definitions  . . . . . . . . . . . . . . . . .   1

          SECTION 2.     Amount and Terms of Credit . . . . . . . . . .  23
               2.1  Commitments . . . . . . . . . . . . . . . . . . . .  23
               2.2  Minimum Amount of Each Borrowing; Maximum Number
          of
                    Borrowings  . . . . . . . . . . . . . . . . . . . .  25
               2.3  Notice of Borrowing . . . . . . . . . . . . . . . .  25
               2.4  Disbursement of Funds . . . . . . . . . . . . . . .  26
               2.5  Repayment of Loans; Evidence of Debt  . . . . . . .  26
               2.6  Conversions and Continuations . . . . . . . . . . .  29
               2.7  Pro Rata Borrowings . . . . . . . . . . . . . . . .  30
               2.8  Interest  . . . . . . . . . . . . . . . . . . . . .  30
               2.9  Interest Periods  . . . . . . . . . . . . . . . . .  30
               2.10 Increased Costs, Illegality, etc. . . . . . . . . .  31
               2.11 Compensation  . . . . . . . . . . . . . . . . . . .  33
               2.12 Change of Lending Office  . . . . . . . . . . . . .  33
               2.13 Notice of Certain Costs . . . . . . . . . . . . . .  33

          SECTION 3.     Letters of Credit  . . . . . . . . . . . . . .  33
               3.1  Letters of Credit . . . . . . . . . . . . . . . . .  33
               3.2  Letter of Credit Requests . . . . . . . . . . . . .  34
               3.3  Letter of Credit Participations . . . . . . . . . .  34
               3.4  Agreement to Repay Letter of Credit Drawings  . . .  36
               3.5  Increased Costs . . . . . . . . . . . . . . . . . .  37
               3.6  Successor Letter of Credit Issuer . . . . . . . . .  37

          SECTION 4.     Fees; Commitments  . . . . . . . . . . . . . .  38
               4.1  Fees  . . . . . . . . . . . . . . . . . . . . . . .  38
               4.2  Voluntary Reduction of Revolving Credit
                      Commitments . . . . . . . . . . . . . . . . . . .  38
               4.3  Mandatory Termination of Commitments  . . . . . . .  39

          SECTION 5.     Payments . . . . . . . . . . . . . . . . . . .  39
               5.1  Voluntary Prepayments . . . . . . . . . . . . . . .  39
               5.2  Mandatory Prepayments . . . . . . . . . . . . . . .  40
               5.3  Method and Place of Payment . . . . . . . . . . . .  42
               5.4  Net Payments  . . . . . . . . . . . . . . . . . . .  42
               5.5  Computations of Interest and Fees . . . . . . . . .  44

          SECTION 6.     Conditions Precedent to Initial Borrowing  . .  44
               6.1  Credit Documents  . . . . . . . . . . . . . . . . .  44
               6.2  Closing Certificate . . . . . . . . . . . . . . . .  44
               6.3  Corporate Proceedings of Each Credit Party  . . . .  45
               6.4  Corporate Documents . . . . . . . . . . . . . . . .  45
               6.5  No Material Adverse Change  . . . . . . . . . . . .  45
               6.6  Fees  . . . . . . . . . . . . . . . . . . . . . . .  45
               6.7  Equity Contributions  . . . . . . . . . . . . . . .  45
               6.8  Merger  . . . . . . . . . . . . . . . . . . . . . .  45
               6.9  Other Indebtedness  . . . . . . . . . . . . . . . .  45
               6.10 Closing Date Balance Sheet  . . . . . . . . . . . .  45
               6.11 Solvency Letter . . . . . . . . . . . . . . . . . .  45

               6.12 Required Approvals  . . . . . . . . . . . . . . . .  46
               6.13 Existing Indebtedness of the Borrower . . . . . . .  46
               6.14 Legal Opinions  . . . . . . . . . . . . . . . . . .  46
               6.15 Audited Financial Statements  . . . . . . . . . . .  46
               6.16 Environmental and Safety Conditions . . . . . . . .  46
               6.17 Subordinated Notes  . . . . . . . . . . . . . . . .  46

          SECTION 7.     Conditions Precedent to All Credit Events  . .  46
               7.1  No Default; Representations and Warranties  . . . .  46
               7.2  Notice of Borrowing; Letter of Credit Request . . .  46

          SECTION 8.     Representations, Warranties and Agreements . .  47
               8.1  Corporate Status  . . . . . . . . . . . . . . . . .  47
               8.2  Corporate Power and Authority . . . . . . . . . . .  47
               8.3  No Violation  . . . . . . . . . . . . . . . . . . .  47
               8.4  Litigation  . . . . . . . . . . . . . . . . . . . .  47
               8.5  Margin Regulations  . . . . . . . . . . . . . . . .  47
               8.6  Governmental Approvals  . . . . . . . . . . . . . .  48
               8.7  Investment Company Act  . . . . . . . . . . . . . .  48
               8.8  True and Complete Disclosure  . . . . . . . . . . .  48
               8.9  Financial Condition; Financial Statements . . . . .  48
               8.10 Tax Returns and Payments  . . . . . . . . . . . . .  48
               8.11 Compliance with ERISA . . . . . . . . . . . . . . .  48
               8.12 Subsidiaries  . . . . . . . . . . . . . . . . . . .  49
               8.13 Patents, etc. . . . . . . . . . . . . . . . . . . .  49
               8.14 Environmental Laws  . . . . . . . . . . . . . . . .  49
               8.15 Properties  . . . . . . . . . . . . . . . . . . . .  49

          SECTION 9.     Affirmative Covenants  . . . . . . . . . . . .  49
               9.1  Information Covenants . . . . . . . . . . . . . . .  49
               9.2  Books, Records and Inspections  . . . . . . . . . .  51
               9.3  Maintenance of Insurance  . . . . . . . . . . . . .  51
               9.4  Payment of Taxes  . . . . . . . . . . . . . . . . .  51
               9.5  Consolidated Corporate Franchises . . . . . . . . .  52
               9.6  Compliance with Statutes, Obligations, etc. . . . .  52
               9.7  ERISA . . . . . . . . . . . . . . . . . . . . . . .  52
               9.8  Good Repair . . . . . . . . . . . . . . . . . . . .  52
               9.9  Transactions with Affiliates  . . . . . . . . . . .  52
               9.10 End of Fiscal Years; Fiscal Quarters  . . . . . . .  53
               9.11 Additional Guarantors . . . . . . . . . . . . . . .  53
               9.12 Pledges of Additional Stock and Evidence of
                    Indebtedness  . . . . . . . . . . . . . . . . . . .  53
               9.13 Use of Proceeds . . . . . . . . . . . . . . . . . .  53

          SECTION 10.     Negative Covenants  . . . . . . . . . . . . .  53
               10.1 Changes in Business . . . . . . . . . . . . . . . .  53
               10.2 Limitation on Indebtedness  . . . . . . . . . . . .  53
               10.3 Limitation on Liens . . . . . . . . . . . . . . . .  54
               10.4 Limitation on Fundamental Changes . . . . . . . . .  55
               10.5 Limitation on Sale of Assets  . . . . . . . . . . .  55
               10.6 Limitation on Investments . . . . . . . . . . . . .  56
               10.7 Limitation on Dividends . . . . . . . . . . . . . .  56
               10.8 Limitation on Debt Payments . . . . . . . . . . . .  57
               10.9 Consolidated Total Debt to Consolidated EBITDA
                      Ratio . . . . . . . . . . . . . . . . . . . . . .  57
               10.10Consolidated EBITDA to Consolidated Interest
                      Expense Ratio . . . . . . . . . . . . . . . . . .  57
               10.11Consolidated Fixed Charge Coverage Ratio  . . . . .  58

                                                                       Page


               10.12Capital Expenditures  . . . . . . . . . . . . . . .  58

          SECTION 11.     Events of Default . . . . . . . . . . . . . .  59
               11.1 Payments  . . . . . . . . . . . . . . . . . . . . .  59
               11.2 Representations, etc. . . . . . . . . . . . . . . .  59
               11.3 Covenants . . . . . . . . . . . . . . . . . . . . .  59
               11.4 Default Under Other Agreements  . . . . . . . . . .  59
               11.5 Bankruptcy, etc.  . . . . . . . . . . . . . . . . .  60
               11.6 ERISA . . . . . . . . . . . . . . . . . . . . . . .  60
               11.7 Guarantee . . . . . . . . . . . . . . . . . . . . .  60
               11.8 Pledge Agreement  . . . . . . . . . . . . . . . . .  60
               11.9 Judgments . . . . . . . . . . . . . . . . . . . . .  60
               11.10Change of Control . . . . . . . . . . . . . . . . .  61

          SECTION 12.     The Administrative Agent  . . . . . . . . . .  61
               12.1 Appointment . . . . . . . . . . . . . . . . . . . .  61
               12.2 Delegation of Duties  . . . . . . . . . . . . . . .  61
               12.3 Exculpatory Provisions  . . . . . . . . . . . . . .  61
               12.4 Reliance by Administrative Agent  . . . . . . . . .  62
               12.5 Notice of Default . . . . . . . . . . . . . . . . .  62
               12.6 Non-Reliance on Administrative Agent and Other
          Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
               12.7 Indemnification . . . . . . . . . . . . . . . . . .  63
               12.8 Administrative Agent in Its Individual Capacity . .  63
               12.9 Successor Agent . . . . . . . . . . . . . . . . . .  63

          SECTION 13.     Miscellaneous . . . . . . . . . . . . . . . .  63
               13.1 Amendments and Waivers  . . . . . . . . . . . . . .  63
               13.2 Notices . . . . . . . . . . . . . . . . . . . . . .  64
               13.3 No Waiver; Cumulative Remedies  . . . . . . . . . .  65
               13.4 Survival of Representations and Warranties  . . . .  65
               13.5 Payment of Expenses and Taxes . . . . . . . . . . .  65
               13.6 Successors and Assigns; Participations and
          Assignments . . . . . . . . . . . . . . . . . . . . . . . . .  66
               13.7 Replacements of Lenders under Certain
                      Circumstances . . . . . . . . . . . . . . . . . .  67
               13.8 Adjustments; Set-off  . . . . . . . . . . . . . . .  68
               13.9 Counterparts  . . . . . . . . . . . . . . . . . . .  68
               13.10Severability  . . . . . . . . . . . . . . . . . . .  68
               13.11Integration . . . . . . . . . . . . . . . . . . . .  68
               13.12GOVERNING LAW . . . . . . . . . . . . . . . . . . .  68
               13.13Submission To Jurisdiction; Waivers . . . . . . . .  69
               13.14Acknowledgements  . . . . . . . . . . . . . . . . .  69
               13.15WAIVERS OF JURY TRIAL . . . . . . . . . . . . . . .  69
               13.16Confidentiality . . . . . . . . . . . . . . . . . .  69
               13.17Pre-Funding Escrow Arrangements . . . . . . . . . .  70

SCHEDULES

Schedule 1.1   Commitments and Addresses of Lenders
Schedule 8.12  Subsidiaries
Schedule 10.2  Other Indebtedness
Schedule 10.3  Existing Liens

EXHIBITS

Exhibit A      Form of Guarantee
Exhibit B      Form of Pledge Agreement
Exhibit C-1    Form of Promissory Note (Term Loans)
Exhibit C-2    Form of Promissory Note (Revolving Credit and Swingline
                 Loans)
Exhibit D      Form of Letter of Credit Request
Exhibit E-1    Form of Legal Opinion of Simpson Thacher & Bartlett
Exhibit E-2    Form of Legal Opinion of Sirote & Permutt
Exhibit F      Form of Assignment and Acceptance
Exhibit G      Form of Closing Certificate
Exhibit H-1    Form of Tranche B Prepayment Option Notice
Exhibit H-2    Form of Tranche C Prepayment Option Notice
Exhibit H-3    Form of Tranche D Prepayment Option Notice
Exhibit I      Form of Confidentiality Agreement

          CREDIT AGREEMENT dated as of August 18, 1995, among BRUNO'S, INC., an Alabama corporation (the "Borrower"), the lending institutions
                                   --------
from time to time parties hereto (each a "Lender" and, collectively, the
                                          ------
"Lenders"), and CHEMICAL BANK, as Administrative Agent (such term and each
 -------
other capitalized term used but not defined in this introductory statement having the meaning provided in Section 1).

          The Borrower has entered into an Agreement and Plan of Merger dated as of April 20, 1995, and amended as of May 18, 1995 (such Agreement and Plan of Merger, as so amended and as the same may be amended, supplemented or otherwise modified from time to time after the date hereof, being referred to herein as the "Merger Agreement"), with Crimson
                                 ----------------
Acquisition Corp., an Alabama corporation ("Crimson") and a wholly owned
                                            -------
subsidiary of the Partnership, pursuant to which Crimson will merge with and into the Borrower in a transaction (the "Merger") in which (a) the pre-
                                             ------
Merger shareholders of the Borrower will receive cash in an aggregate amount of approximately $880,000,000 and approximately 17% of the post-Merger common stock of the Borrower, (b) the Partnership will receive approximately 83% of the post-Merger common stock of the Borrower and
(c) the Borrower will be the surviving corporation in the Merger.

          The proceeds of (a) Tranche A Term Loans in an aggregate principal amount of $275,000,000, (b) Tranche B Term Loans in an aggregate principal amount of $75,000,000, (c) Tranche C Term Loans in an aggregate principal amount of $75,000,000 and (d) Tranche D Term Loans in an aggregate principal amount of $50,000,000 made under this Agreement will be used by the Borrower, together with Revolving Credit Loans made under this Agreement on the Closing Date and the entire amount of the Equity Contributions made to Crimson, (i) to finance the amounts payable by the Borrower in the Merger and (ii) to refinance certain existing debt of the Borrower. The proceeds of Revolving Credit Loans made under this Agreement (other than the Revolving Credit Loans used for the purpose specified in the immediately preceding sentence) and the proceeds of the Swingline Loans made under this Agreement will be used by the Borrower (a) to refinance certain existing debt of the Borrower, (b) to pay fees and expenses in connection with the Merger and the other transactions contemplated hereby and (c) for general corporate purposes. Letters of Credit issued under this Agreement will be used by the Borrower for general corporate purposes.

          The parties hereto hereby agree as follows:

          SECTION 1.     Definitions.  As used herein, the following terms
                         -----------
shall have the meanings specified in this Section 1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

          "ABR" shall mean, for any day, a rate per annum (rounded upwards,
           ---
     if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loan" shall mean each Loan bearing interest at the rate
           --------
     provided in Section 2.8(a) and, in any event, shall include all Swingline Loans.

          "ABR Revolving Credit Loan" shall mean any Revolving Credit Loan
           -------------------------
     bearing interest at a rate determined by reference to the ABR.

          "Adjusted Total Revolving Credit Commitment" shall mean at any
           ------------------------------------------
     time the Total Revolving Credit Commitment less the aggregate Revolving Credit Commitments of all Defaulting Lenders.

          "Adjusted Total Tranche A Commitment" shall mean at any time the
           -----------------------------------
     Total Tranche A Commitment less the Tranche A Commitments of all Defaulting Lenders.

          "Administrative Agent" shall mean Chemical, together with its
           --------------------
     affiliates, as the arranger of the Commitments and as the agent for the Lenders under this Agreement and the other Credit Documents.

          "Administrative Agent's Office" shall mean the office of the
           -----------------------------
     Administrative Agent located at 270 Park Avenue, New York, New York 10017, or such other office in New York City as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Affiliate" shall mean, with respect to any Person, any other
           ---------
     Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Aggregate Revolving Credit Outstandings" shall have the meaning
           ---------------------------------------
     provided in Section 5.2(b).

          "Agreement" shall mean this Credit Agreement, as the same may be
           ---------
     from time to time modified, amended and/or supplemented.

          "Applicable ABR Margin" shall mean, with respect to each ABR Loan
           ---------------------
     at any date, the applicable percentage per annum set forth below based upon (a) whether such loan is a Revolving Credit Loan, a Swingline Loan, a Tranche A Term Loan, a Tranche B Term Loan, a Tranche C Term Loan or a Tranche D Term Loan and (b) in the case of Revolving Credit Loans, Swingline Loans and Tranche A Term Loans, the Status in effect on such date:

                                                        Applicable ABR
                         Loan              Status           Margin
                         ----              ------        -------------

               Revolving Credit Loans,  Level I Status        0.000%
               Swingline Loans and      Level II Status       0.250%
               Tranche A Term Loans     Level III Status      0.500%
                                        Level IV Status       0.750%
                                        Level V Status        1.000%
                                        Level VI Status       1.250%
                                        Level VII Status      1.500%

               Tranche B Term Loans                           2.000%

               Tranche C Term Loans                           2.500%

               Tranche D Term Loans                           3.000%

          "Applicable Eurodollar Margin" shall mean, with respect to each
           ----------------------------
     Eurodollar Term Loan and Eurodollar Revolving Credit Loan at any date, the applicable percentage per annum set forth below based upon
     (a) whether such loan is a Revolving Credit Loan, a Tranche A Term Loan, a Tranche B Term Loan, a Tranche C Term Loan or a Tranche D Term Loan and (b) in the case of Revolving Credit Loans and Tranche A Term Loans, the Status in effect on such date:



                                                            Applicable
                                                            Eurodollar
                  Loan                 Status                Margin
                  ----                 ------            -------------

          Revolving Credit Loans   Level I Status            1.000%
          and Tranche A Term Loans Level II Status           1.250%

                                                            Applicable
                                                            Eurodollar
                  Loan                 Status                Margin
                  ----                 ------            -------------

                                   Level III Status          1.500%
                                   Level IV Status
                                                             1.750%
                                   Level V Status            2.000%
                                   Level VI Status           2.250%
                                   Level VII Status          2.500%
          Tranche B Term Loans                               3.000%

          Tranche C Term Loans                               3.500%

          Tranche D Term Loans                               4.000%

          "Asset Sale Prepayment Event" shall mean any sale, transfer or
           ---------------------------
     other disposition of any business units, assets or other properties of the Borrower or any of its Subsidiaries not in the ordinary course of business. Notwithstanding the foregoing, the term "Asset Sale Prepayment Event" shall not include any transaction permitted by
     Section 10.5 (other than Section 10.5(b)).

          "Authorized Officer" shall mean the Chairman of the Board, the
           ------------------
     President, the Chief Financial Officer, the Treasurer or any other senior officer of the Borrower designated as such in writing to the Administrative Agent by the Borrower.

          "Available Commitment" shall mean (a) at any time to but
           --------------------
     excluding the Closing Date, an amount equal to the amount of the Total Commitment and (b) at any time from and including the Closing Date, an amount equal to the excess, if any, of (i) the sum of (A) the amount of the Total Revolving Credit Commitment and (B) the amount of the Total Tranche A Commitment over (ii) the sum of (x) the aggregate principal amount of all Revolving Credit Loans (but not Swingline Loans) then outstanding and (y) the aggregate Letter of Credit Outstandings at such time.

          "Available Investment Amount" shall mean, on any date (the
           ---------------------------
     "Reference Date"), an amount equal to the sum of (a) $100,000,000, (b)
      --------------
     the Net Cash Proceeds of any Prepayment Events to the extent that such Net Cash Proceeds have not on or prior to the Reference Date been (i) applied to the repayment of Loans in accordance with Section 5.2(a)(i) or (ii) reinvested in the business of the Borrower or any of its Subsidiaries, (c) an amount equal to (i) the cumulative amount of Excess Cash Flow for all fiscal years completed prior to the Reference Date minus (ii) the portion of such Excess Cash Flow that has been on
          -----
     or prior to the Reference Date (or will be) applied to the prepayment of Loans in accordance with Section 5.2(a)(ii), (d) the amount of any capital contributions made to the Borrower from and including the Business Day immediately following the Closing Date through and including the Reference Date and (e) an amount equal to (i) 50% of the Net Cash Proceeds received by the Borrower on or prior to the Reference Date from any issuance of equity securities by the Borrower minus (ii) the portion of such Net Cash Proceeds that has been applied
     -----
     to the purchase of Subordinated Notes or other subordinated Indebtedness of the Borrower or any of its Subsidiaries in accordance with Section 10.8.

          "Bankruptcy Code" shall have the meaning provided in Section 11.5.
           ---------------

          "Base CD Rate" shall mean the sum of (a) the product of (i) the
           ------------
     Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate.

          "Board" shall mean the Board of Governors of the Federal Reserve
           -----
     System of the United States (or any successor).

          "Borrower" shall have the meaning provided in the first paragraph
           --------
     of this Agreement.

          "Borrower Common Stock" shall mean any class of outstanding
           ---------------------
     common stock of the Borrower after the Merger.

          "Borrowing" shall mean and include (a) the incurrence of
           ---------
     Swingline Loans from Chemical on a given date, (b) the incurrence of one Type of Term Loan on the Closing Date (or resulting from conversions on a given date after the Closing Date) having, in the case of Eurodollar Term Loans, the same Interest Period (provided that
                                                              --------
     ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of Eurodollar Term Loans) and (c) the incurrence of one Type of Revolving Credit Loan on a given date (or resulting from conversions on a given date) having, in the case of Eurodollar Revolving Credit Loans, the same Interest Period (provided
                                                                  --------
     that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of Eurodollar Revolving Credit Loans).

          "Business Day" shall mean (a) for all purposes other than as
           ------------
     covered by clause (b) below, any day excluding Saturday, Sunday and any day that shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day that is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the relevant interbank Eurodollar market.

          "Capital Expenditures" shall mean, for any period, the aggregate
           --------------------
     of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases, but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries, provided that the term "Capital Expenditures" shall not
                   --------
     include (a) expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time and (c) the purchase of plant, property or equipment made within one year of the sale of any asset to the extent purchased with the proceeds of such sale.

          "Capital Lease", as applied to any Person, shall mean any lease
           -------------
     of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" shall mean all obligations under
           -----------------------------
     Capital Leases of the Borrower or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "C/D Assessment Rate" shall mean for any day as applied to any
           -------------------
     ABR Loan, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation or any successor thereto (the "FDIC") classified as well-capitalized and within supervisory subgroup
      ----
     "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Sec. 327.3(d) (or any successor provision) to the FDIC for the FDIC's insuring time deposits at offices of such institution in the United States.

          "C/D Reserve Percentage" shall mean for any day as applied to any
           ----------------------
     ABR Loan, the percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board, for determining the reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity that is 30 days or more.

          "Change of Control" shall mean and be deemed to have occurred if
           -----------------
     (a) at any time Continuing Directors shall not constitute a majority of the Board of Directors of the Borrower; (b) KKR and its Affiliates shall at any time not own directly or indirectly, beneficially and of record, a majority of the outstanding Voting Stock of the Borrower (other than as the result of one or more public offerings of Borrower Common Stock, whether by the Borrower or by KKR or any of its Affiliates); and/or (c) any person, entity or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall at any time have acquired direct or indirect beneficial ownership of a percentage of the outstanding Voting Stock of the Borrower that exceeds the percentage of such Voting Stock then beneficially owned by KKR and its Affiliates.

          "Chemical" shall mean Chemical Bank, a New York banking
           --------
     corporation, and any successor thereto by merger, consolidation or otherwise.

          "Closing Date" shall mean the date of the initial Borrowing
           ------------
     hereunder.

          "Code" shall mean the Internal Revenue Code of 1986, as amended
           ----
     from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Commitments" shall mean, with respect to each Lender, such
           -----------
     Lender's Term Loan Commitments and Revolving Credit Commitment.

          "Commitment Fee Rate" shall mean, for any Lender for any day, the
           -------------------
     rate per annum equal to (a) in the case of such Lender's Tranche B Commitment, Tranche C Commitment and Tranche D Commitment, .5000% and
     (b) in the case of such Lender's Revolving Credit Commitment and Tranche A Commitment, the rate per annum set forth below opposite the Status in effect on such day:

                                                      Commitment
                             Status                    Fee Rate
                             ------                 --------------

                          Level I Status                .3750%
                          Level II Status               .3750%
                          Level III Status              .3750%
                          Level IV Status               .3750%
                          Level V Status                .5000%
                          Level VI Status               .5000%
                          Level VII Status              .5000%

          "Confidential Information" shall have the meaning provided in
           ------------------------
     Section 13.16.

          "Confidential Information Memorandum" shall mean the Confidential
           -----------------------------------
     Information Memorandum of the Borrower dated June 1995, delivered to the Lenders in connection with this Agreement.

          "Consolidated Earnings" shall mean, for any period, "income from
           ---------------------
     continuing operations before income taxes and extraordinary items" of the Borrower and its Subsidiaries for such period, determined in a manner consistent with the manner in which such amount was determined in accordance with the audited financial statements referred to in
     Section 9.1(a).

          "Consolidated EBITDA" shall mean, for any period, the sum,
           -------------------
     without duplication, of the amounts for such period of (a) Consolidated Earnings, (b) Consolidated Interest Expense, (c) depreciation expense, (d) amortization expense, including amortization of deferred financing fees, (e) non-recurring charges, (f) non-cash charges, (g) losses on asset sales, (h) in the case of any period ending during the fiscal year ended June 29, 1996, expenses related to the Merger and the transactions in connection therewith and (i) in the case of any Test Period ending on or prior to December 31, 1995, income in an aggregate amount not in excess of $5,000,000 in respect of a contract between the Borrower and a supplier less the sum of the
                                                       ----
     amounts for such period of (j) non-recurring gains, (k) non-cash gains and (l) gains on asset sales, all as determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP.

          "Consolidated Interest Expense" shall mean, for any period, cash
           -----------------------------
     interest expense (including that attributable to Capital Leases in accordance with GAAP), net of interest income, of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements (other than currency swap agreements, currency future or option contracts and other similar agreements), but excluding, however, amortization of deferred financing costs and any other amounts of non-cash interest, all as calculated on a consolidated basis in accordance with GAAP; provided,
                                                                 --------
     however, that Consolidated Interest Expense for the Test Periods
     -------
     ending on December 31, 1995, March 31, 1996, and June 30, 1996, shall be determined by (a) in the case of the Test

     Period ending on December 31, 1995, multiplying Consolidated Interest Expense for the period commencing on September 30, 1995, and ending on December 31, 1995, by 4, (b) in the case of the Test Period ending on March 31, 1996, multiplying Consolidated Interest Expense for the period commencing on September 30, 1995, and ending on March 31, 1996, by 2 and (c) in the case of the Test Period ending on June 30, 1996, multiplying Consolidated Interest Expense for the period commencing on September 30, 1995, and ending on June 30, 1996, by 4/3.

          "Consolidated Net Income" shall mean, for any period, the
           -----------------------
     consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Rental Expense" shall mean, for any period, the
           ---------------------------
     aggregate rental expense of the Borrower and its Subsidiaries for such period, excluding real estate taxes and common area maintenance charges, calculated on a consolidated basis in accordance with GAAP, in respect of all rent obligations under operating leases for real or personal property.

          "Consolidated Senior Debt" shall mean, as of any date of
           ------------------------
     determination, Consolidated Total Debt as of such date minus
                                                            -----
     Consolidated Subordinated Debt as of such date.

          "Consolidated Senior Debt to Consolidated EBITDA Ratio" shall
           -----------------------------------------------------
     mean, as of any date of determination, the ratio of (a) Consolidated Senior Debt as of the last day of the Test Period ending with the fiscal period covered by the Section 9.1 Financials last delivered or required to be delivered pursuant to Section 9.1 to (b) Consolidated EBITDA for such Test Period.

          "Consolidated Subordinated Debt" shall mean, as of any date of
           ------------------------------
     determination, all Indebtedness of the Borrower and its Subsidiaries for borrowed money that is (a) outstanding on such date and
     (b) subordinated in right of payment to the Obligations, all calculated on a consolidated basis in accordance with GAAP.

          "Consolidated Total Debt" shall mean, as of any date of
           -----------------------
     determination, the sum of (a) all Indebtedness of the Borrower and its Subsidiaries for borrowed money outstanding on such date and (b) all Capitalized Lease Obligations of the Borrower and its Subsidiaries outstanding on such date, all calculated on a consolidated basis in accordance with GAAP.

          "Consolidated Total Debt to Consolidated EBITDA Ratio" shall
           ----------------------------------------------------
     mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the Test Period ending with the fiscal period covered by the Section 9.1 Financials last delivered or required to be delivered pursuant to Section 9.1 to (b) Consolidated EBITDA for such Test Period.

          "Consolidated Working Capital" shall mean, at any date, the
           ----------------------------
     excess of (a) the sum of all amounts (other than cash and cash equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries on such date, but excluding (i) the current portion of any Funded Debt and (ii) without duplication of clause (i) above, all Indebtedness consisting of Loans and Letter of Credit Exposure to the extent otherwise included therein.

          "Contingent Obligations" shall mean, as to any Person, any
           ----------------------
     obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other monetary obligations ("primary obligations") of any other Person (the "primary obligor") in
       -------------------                             ---------------
     any manner,
     whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that
                                                 --------  -------
     the term "Contingent Obligations" shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business, (y) guarantees made by a Person of the obligations of a Subsidiary or Affiliate of such Person that do not constitute Indebtedness of such Subsidiary or Affiliate and are incurred in the ordinary course of business of such Subsidiary or Affiliate or
     (z) obligations arising from agreements providing for indemnification or adjustment of purchase price (or from guarantees securing any obligations pursuant to any such agreements), incurred or assumed in connection with the acquisition or disposition of any business or assets or Subsidiary (other than Guarantee Obligations). The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Director" shall mean, at any date, an individual (a)
           -------------------
     who is a member of the Board of Directors of the Borrower on the date hereof, (b) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months, (c) who has been nominated to be a member of such Board of Directors, directly or indirectly, by KKR or Persons nominated by KKR or (d) who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.

          "Credit Documents" shall mean this Agreement, the Guarantee, the
           ----------------
     Pledge Agreement and any promissory notes issued by the Borrower hereunder .

          "Credit Event" shall mean and include the making (but not the
           ------------
     conversion or continuation) of a Loan and the issuance of a Letter of Credit.

          "Credit Party" shall mean each of the Borrower and the
           ------------
     Guarantors.

          "Crimson" shall have the meaning provided in the first paragraph
           -------
     of this Agreement.

          "Debt Incurrence Prepayment Event" shall mean any issuance or
           --------------------------------
     incurrence by the Borrower or any of its Subsidiaries of any Indebtedness (including any Indebtedness incurred in connection with any Permitted Mortgage Financing but excluding any other Indebtedness permitted to be issued or incurred under Section 10.2).

          "Default" shall mean any event, act or condition that with notice
           -------
     or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" shall mean any Lender with respect to which a
           -----------------
     Lender Default is in effect.

          "Dividends" shall have the meaning provided in Section 10.7.
           ---------

          "Dollars" and "$" shall mean dollars in lawful currency of the
           -------       -
     United States of America.

          "Drawing" shall have the meaning provided in Section 3.4(b).
           -------

          "Environmental Claims" shall mean any and all administrative,
           --------------------
     regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Subsidiaries (a) in the ordinary course of such Person's business or
     (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"),
                                                          ------
     including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any applicable Federal, state,
           -----------------
     foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety or Hazardous Materials.

          "Equity Contribution" shall mean the equity contribution to the
           -------------------
     Borrower by the Partnership of an aggregate cash amount of not less than $250,000,000.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
     1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section
           ---------------
     3(9) of ERISA) that together with the Borrower or a Subsidiary would be deemed to be a "single employer" within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "Eurodollar Rate" shall mean, in the case of any Eurodollar Term
           ---------------
     Loan or Eurodollar Revolving Credit Loan, with respect to each day during each Interest Period pertaining to such Eurodollar Loan, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "Eurodollar Rate" for the purposes of this paragraph shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, the "Eurodollar Rate" for the purposes of this paragraph shall instead be the rate per annum equal to the average of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits at or about 10:00 A.M., New York time, two Business Days prior to the beginning of such Interest Period, in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Term Loan or Eurodollar Revolving Credit Loan, as the case may be, to be outstanding during such Interest Period.

          "Eurodollar Loan" shall mean any Eurodollar Term Loan or
           ---------------
     Eurodollar Revolving Credit Loan.

          "Eurodollar Revolving Credit Loan" shall mean any Revolving
           --------------------------------
     Credit Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

          "Eurodollar Term Loan" shall mean any Term Loan bearing interest
           --------------------
     at a rate determined by reference to the Eurodollar Rate.

          "Event of Default" shall have the meaning provided in Section 11.
           ----------------

          "Excess Cash Flow" shall mean, for any period, an amount equal to
           ----------------
     the excess of (a) the sum, without duplication, of (i) Consolidated Net Income for such period, (ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such period and (iv) an amount equal to the aggregate net non-cash loss on the sale, lease, transfer or other disposition of assets by the Borrower and its Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without
                                                 ----
     duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such period on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such Capital Expenditures, whether incurred in such period or in a subsequent period), (iii) the aggregate amount of all prepayments of Revolving Credit Loans and Swingline Loans made during such period to the extent accompanying reductions of the Total Revolving Credit Commitments, (iv) the aggregate amount of all principal payments of Indebtedness of the Borrower or its Subsidiaries (including, without limitation, any Term Loans and the principal component of payments in respect of Capitalized Lease Obligations but excluding Revolving Credit Loans and Swingline Loans) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) an amount equal to the aggregate net non-cash gain on the sale, lease, transfer or other disposition of assets by the Borrower and its Subsidiaries during such period (other than sales in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income, (vi) increases in Consolidated Working Capital for such period, (vii) payments by the Borrower and its Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Subsidiaries other than Indebtedness, (viii) the amount of Investments made during such period pursuant to Section 10.6 to the extent that such Investments were financed with internally generated cash flow of the Borrower and its Subsidiaries and (ix) the aggregate amount of expenditures actually made by the Borrower and its Subsidiaries in cash during such period (including, without limitation, expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period.

          "Federal Funds Effective Rate" shall mean, for any day, the
           ----------------------------
     weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

          "Fees" shall mean all amounts payable pursuant to, or referred to
           ----
     in, Section 4.1.

          "Final Date" shall mean the date on which the Commitments shall
           ----------
     have terminated, no Loans shall be outstanding and the Letter of Credit Outstandings shall have been reduced to zero.

          "Fronting Fee" shall have the meaning provided in Section 4.1(c).
           ------------

          "Funded Debt" shall mean all Indebtedness of the Borrower and its
           -----------
     Subsidiaries that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of the Borrower or one of its Subsidiaries, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
     United States of America as in effect from time to time; provided,
                                                              --------
     however, that if there occurs after the date hereof any change in GAAP
     -------
     that affects in any respect the calculation of any covenant contained in Section 10, the Lenders and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 10 shall be calculated as if no such change in GAAP has occurred.

          "Governmental Authority" shall mean any nation or government, any
           ----------------------
     state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation" shall mean, as to any Person, any
           --------------------
     Contingent Obligation of such Person in respect of any Indebtedness of any other Person (other than Indebtedness of the kind described in clause (g) of the definition thereof that is not itself a Contingent Obligation in respect of Indebtedness).

          "Guarantor" shall mean each Subsidiary of the Borrower that
           ---------
     becomes a party to the Guarantee.

          "Guarantee" shall mean and include the Guarantee, made by each
           ---------
     Guarantor in favor of the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

          "Hazardous Materials" shall mean (a) any petroleum or petroleum
           -------------------
     products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "toxic substances", "toxic pollutants", "contaminants", or "pollutants", or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

          "Hedge Agreements" shall mean interest rate swap, cap or collar
           ----------------
     agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements entered into by the Borrower in order to protect the Borrower or the Subsidiaries against fluctuations in interest rates or currency rates.

          "Indebtedness" of any Person shall mean (a) all indebtedness of
           ------------
     such Person for borrowed money, (b) the deferred purchase price of assets or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements and (g) without duplication, all Contingent Obligations of such Person, provided that Indebtedness shall not include trade
                  --------
     payables and accrued expenses, in each case arising in the ordinary course of business.

          "Interest Period" shall mean, with respect to any Term Loan or
           ---------------
     Revolving Credit Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

          "KKR" shall mean each of Kohlberg Kravis Roberts & Co. and KKR
           ---
     Associates, L.P.

          "L/C Maturity Date" shall mean the date that is five Business
           -----------------
     Days prior to the Revolving Credit Maturity Date.

          "L/C Participant" shall have the meaning provided in Section
           ---------------
     3.3(a).

          "L/C Participation" shall have the meaning provided in Section
           -----------------
     3.3(a).

          "Lender" shall have the meaning provided in the preamble to this
           ------
     Agreement.

          "Lender Default" shall mean (a) the refusal (which has not been
           --------------
     retracted) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 3.3 or (b) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under
     Section 2.1(b) or 2.1(d) or under Section 3.3, in the case of either clause (a) or clause (b) above, as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

          "Letter of Credit" shall mean each standby letter of credit
           ----------------
     issued pursuant to Section 3.1.

          "Letter of Credit Commitment" shall mean $50,000,000, as the same
           ---------------------------
     may be reduced from time to time pursuant to Section 3.1.

          "Letter of Credit Exposure" shall mean, with respect to any
           -------------------------
     Lender, such Lender's Revolving Credit Commitment Percentage of the Letter of Credit Outstandings.

          "Letter of Credit Fee" shall have the meaning provided in Section
           --------------------
     4.1(b).

          "Letter of Credit Issuer" shall mean Chemical or any successor to
           -----------------------
     Chemical pursuant to Section 3.6.

          "Letter of Credit Outstandings" shall mean, at any time, the sum
           -----------------------------
     of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

          "Letter of Credit Request" shall have the meaning provided in
           ------------------------
     Section 3.2.

          "Level I Status" shall mean, on any date, the Consolidated Senior
           --------------
     Debt to Consolidated EBITDA Ratio is less than or equal to 1.10:1.00 as of such date.

          "Level II Status" shall mean, on any date, the Consolidated
           ---------------
     Senior Debt to Consolidated EBITDA Ratio is less than or equal to 1.50:1.00 as of such date.

          "Level III Status" shall mean, on any date, the Consolidated
           ----------------
     Senior Debt to Consolidated EBITDA Ratio is less than or equal to 1.75:1.00 as of such date.

          "Level IV Status" shall mean, on any date, the Consolidated
           ---------------
     Senior Debt to Consolidated EBITDA Ratio is less than or equal to 2.15:1.00 as of such date.

          "Level V Status" shall mean, on any date, the Consolidated Senior
           --------------
     Debt to Consolidated EBITDA Ratio is less than or equal to 2.50:1.00 as of such date.

          "Level VI Status" shall mean, on any date, the Consolidated
           ---------------
     Senior Debt to Consolidated EBITDA Ratio is less than or equal to 2.85:1.00 as of such date.

          "Level VII Status"  shall mean, on any date, the circumstance
           ----------------
     that none of Level I Status, Level II Status, Level III, Level IV, Level V or Level VI Status exists as of such date.

          "Lien" shall mean any mortgage, pledge, security interest,
           ----
     hypothecation, assignment, lien (statutory or other), or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

          "Loan" shall mean any Revolving Credit Loan, Swingline Loan or
           ----
     Term Loan made by any Lender hereunder.

          "Mandatory Borrowing" shall have the meaning provided in Section
           -------------------
     2.1(d).

          "Margin Stock" shall have the meaning provided in Regulation U.
           ------------

          "Material Adverse Change" shall mean any change in the business,
           -----------------------
     assets, operations, properties or financial condition of the Borrower and its Subsidiaries taken as a whole that would materially adversely affect the ability of the Borrower and the other Credit Parties taken as a whole to perform their obligations under this Agreement and the other Credit Documents taken as a whole.

          "Material Adverse Effect" shall mean a circumstance or condition
           -----------------------
     affecting the business, assets, operations, properties or financial condition of the Borrower and its Subsidiaries taken as a whole that would materially adversely affect (a) the ability of the Borrower and the other Credit Parties taken as a whole to perform their obligations under this Agreement and the other Credit Documents taken as a whole or (b) the rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents taken as a whole.

          "Material Subsidiary" shall mean, at any date of determination,
           -------------------
     any Subsidiary of the Borrower (a) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 20% of the consolidated total assets of the Borrower and its Subsidiaries at such date and (b) whose gross revenues for such Test Period were equal to or greater than 20% of the consolidated gross revenues of the Borrower and its Subsidiaries for such period, in each case determined in accordance with GAAP.

          "Maturity Date" shall mean the Tranche A Maturity Date, the
           -------------
     Tranche B Maturity Date, the Tranche C Maturity Date, the Tranche D Maturity Date or the Revolving Credit Maturity Date.

          "Merger Agreement" shall have the meaning provided in the first
           ----------------
     paragraph of this Agreement.

          "Minimum Borrowing Amount" shall mean (a) with respect to a
           ------------------------
     Borrowing of Term Loans or Revolving Credit Loans, $5,000,000 and (b) with respect to a Borrowing of Swingline Loans, $500,000.

          "Moody's" shall mean Moody's Investors Service, Inc. or any
           -------
     successor by merger or consolidation to its business.

          "Net Cash Proceeds" shall mean, with respect to any Prepayment
           -----------------
     Event or any issuance by the Borrower of equity securities, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Borrower or any of its Subsidiaries in respect of such Prepayment Event or issuance, as the case may be, less (b) the sum of:

               (i) in the case of any Asset Sale Prepayment Event, the amount, if any, of all taxes paid or estimated to be payable by the Borrower or any of its Subsidiaries in connection with such Asset Sale Prepayment Event,

               (ii) in the case of any Asset Sale Prepayment Event, the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) associated with the assets sold or disposed of and retained by the Borrower or any of its Subsidiaries, provided that the amount of any subsequent
                        --------
          reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event occurring on the date of such reduction,


              (iii) in the case of any Asset Sale Prepayment Event, the amount of any Indebtedness secured by a Lien on such asset to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Asset Sale Prepayment Event,


              (iv) in the case of any Asset Sale Prepayment Event, the amount of any proceeds of such Asset Sale Prepayment Event that the Borrower has reinvested (or intends to reinvest within one year of the date of such Asset Sale Prepayment Event) in the business of the Borrower or any of its Subsidiaries, provided
                                                               --------
          that any portion of such proceeds that has not been so reinvested within such one-year period shall (x) be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event occurring on the last day of such one-year period and (y) be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i) and

               (v) in the case of any Prepayment Event or any issuance by the Borrower of equity securities, reasonable and customary fees, commissions, expenses, issuance costs, discounts and other costs paid by the Borrower or any of its Subsidiaries in connection with such Prepayment Event or issuance, as the case may be (other than those payable to the Borrower or any Subsidiary of the Borrower), in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

          "Non-Defaulting Lender" shall mean and include each Lender other
           ---------------------
     than a Defaulting Lender.

          "Non-Excluded Taxes" shall have the meaning provided in Section
           ------------------
     5.4(a).

          "Notice of Borrowing" shall have the meaning provided in Section
           -------------------
     2.3.

          "Notice of Conversion or Continuation" shall have the meaning
           ------------------------------------
     provided in Section 2.6.

          "Obligations" shall mean all monetary amounts of every type or
           -----------
     description at any time owing to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

          "Participant" shall have the meaning provided in Section
           -----------
     13.6(a)(ii).

          "Partnership" shall mean Crimson Associates, L.P., a Delaware
           -----------
     limited partnership.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation
           ----
     established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Acquisition" shall mean the acquisition by the
           ---------------------
     Borrower or any of the Subsidiaries of assets or capital stock or other equity interests, so long as (a) such acquisition and all transactions related thereto shall be consummated in accordance with applicable law; (b) such acquisition shall, in the case of a Permitted Acquisition of capital stock or other equity interest of a domestic corporation or other domestic entity by the Borrower or any of its direct domestic Subsidiaries, result in such domestic corporation or other domestic entity becoming a Subsidiary and a direct Subsidiary in the case of such an Acquisition by the Borrower; (c) no capital stock or other equity interest or assets acquired in connection with such acquisition shall be subject to any Lien (other than Liens permitted by Section 10.3); (d) neither the Borrower nor any of its Subsidiaries shall assume or incur, directly or indirectly, any Indebtedness or other liability in connection with such acquisition (other than Indebtedness permitted by Section 10.2); and (e) after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing.

          "Permitted Business" shall mean the owning, leasing and operating
           ------------------
     of supermarkets and the food retailing business, any activities heretofore conducted by the Borrower and other related businesses approved from time to time by the Board of Directors of the Borrower.

          "Permitted Investments" shall mean (a) securities issued or
           ---------------------
     unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof, (b) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, then from another nationally recognized rating service); (c) commercial paper issued by any Lender or any bank holding company owning any Lender;
     (d) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, an equivalent rating from another nationally recognized rating service);
     (e) domestic and eurodollar certificates of deposit or bankers' acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of domestic banks and $100,000,000 (or the dollar equivalent thereof) in the case of foreign banks; (f) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing; and (g) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types of securities described in clauses (a) through (f) above.

          "Permitted Liens" shall mean (a) Liens for taxes, assessments or
           ---------------
     governmental charges or claims not yet due or which are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP;
     (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect; (c) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.9; (d) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business; (e) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located; (f) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Borrower and its Subsidiaries taken as a whole; (g) any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Agreement; (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (i) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its Subsidiaries, provided that such Lien secures only the obligations of the Borrower
     --------
     or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 10.2; and (j) leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole.

          "Permitted Mortgage Financing" shall mean Indebtedness of the
           ----------------------------
     Borrower that is incurred after the Closing Date and is secured by a mortgage on any Real Estate owned by the Borrower or its Subsidiaries, provided that (a) the recourse of the lenders with respect to such
     --------
     Indebtedness is limited solely to the mortgaged Real Estate, (b) no agreement in connection with such Indebtedness shall restrict the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the mortgaged Real Estate, (c) the aggregate of the initial principal amount of the Indebtedness incurred in connection with such Permitted Mortgage Financing is equal to at least 70% of the aggregate of the fair market value of the Real Estate securing such Indebtedness determined at the time of the issuance thereof in good faith by the Borrower, (d) the final maturity of such Indebtedness is later than the final scheduled maturity of all the Loans and (e) the proceeds of such Indebtedness are applied as provided in Section 5.2(a).

          "Person" shall mean any individual, partnership, joint venture,
           ------
     firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any multiemployer or single-employer plan, as
           ----
     defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding five plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments of) the Borrower, a Subsidiary or an ERISA Affiliate.

          "Pledge Agreement" shall mean and include the Pledge Agreement
           ----------------
     entered into by the Borrower, the other pledgors party thereto and the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

          "Prepayment Event" shall mean any Asset Sale Prepayment Event and
           ----------------
     any Debt Incurrence Prepayment Event.

          "Prime Rate" shall mean the rate of interest per annum publicly
           ----------
     announced from time to time by the Administrative Agent as its reference rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chemical in connection with extensions of credit to debtors).

          "Real Estate" shall mean land, buildings and improvements owned
           -----------
     or leased by the Borrower or any of its Subsidiaries, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

          "Reference Lenders" shall mean Chemical and The Bank of New York.
           -----------------

          "Register" shall have the meaning provided in Section 13.6(c).
           --------

          "Regulation D" shall mean Regulation D of the Board as from time
           ------------
     to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation G" shall mean Regulation G of the Board as from time
           ------------
     to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Regulation T" shall mean Regulation T of the Board as from time
           ------------
     to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Regulation U" shall mean Regulation U of the Board as from time
           ------------
     to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Regulation X" shall mean Regulation X of the Board as from time
           ------------
     to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Repayment Amount" shall mean Tranche A Repayment Amount,
           ----------------
     Tranche B Repayment Amount, Tranche C Repayment Amount or Tranche D Repayment Amount.

          "Repayment Date" shall mean Tranche A Repayment Date, Tranche B
           --------------
     Repayment Date, Tranche C Repayment Date or Tranche D Repayment Date.

          "Reportable Event" shall mean an event described in Section 4043
           ----------------
     of ERISA and the regulations thereunder.

          "Required Lenders" shall mean, at any date, (a) Non-Defaulting
           ----------------
     Lenders having or holding a majority of the sum of (i) the Adjusted Total Revolving Credit Commitment at such date, (ii) the Adjusted Total Tranche A Commitment at such date and (iii) the outstanding principal amount of the Term Loans (excluding the Term Loans held by Defaulting Lenders) at such date or (b) if the Total Revolving Credit Commitment and the Total Tranche A Commitment have been terminated or for the purposes of acceleration pursuant to Section 11, the holders (excluding Defaulting Lenders) of a majority of the outstanding principal amount of the Loans and Letter of Credit Exposures (excluding the Loans and Letter of Credit Exposures of Defaulting Lenders) at such date.

          "Required Tranche A Lenders" shall mean, at any date, (a) Non-
           --------------------------
     Defaulting Lenders having or holding a majority of the sum of (i) the Adjusted Total Revolving Credit Commitment at such date, (ii) the Adjusted Total Tranche A Commitment at such date and (iii) the outstanding principal amount of the Tranche A Term Loans (excluding the Tranche A Term Loans held by Defaulting Lenders) at such date or
     (b) if the Total Revolving Credit Commitment and the Total Tranche A Commitment have been terminated or for the purposes of acceleration pursuant to Section 11, the holders (excluding Defaulting Lenders) of a majority of the outstanding principal amount of the Revolving Credit Loans, Tranche A Term Loans and Letter of Credit Exposures (excluding the Loans and Letter of Credit Exposures of Defaulting Lenders) at such date.

          "Required Tranche B, C and D Lenders" shall mean, at any date,
           -----------------------------------
     Non-Defaulting Lenders having or holding a majority of the outstanding principal amount of the Tranche B Term Loans, Tranche C Term Loans and Tranche D Term Loans (excluding the Tranche B Term Loans, Tranche C Term Loans and Tranche D Term Loans held by Defaulting Lenders) in the aggregate at such date.

          "Requirement of Law" shall mean, as to any Person, the
           ------------------
     Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a Court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

          "Revolving Credit Commitment" shall mean, (a) with respect to
           ---------------------------
     each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender's name on Schedule 1.1 as such Lender's "Revolving Credit Commitment" and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender's "Revolving Credit Commitment" in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Revolving Credit Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof.

          "Revolving Credit Commitment Percentage" shall mean at any time,
           --------------------------------------
     for each Lender, the percentage obtained by dividing such Lender's Revolving Credit Commitment by the Total Revolving Credit Commitment, provided that at any time when the Total Revolving Credit Commitment
     --------
     shall have been terminated, each Lender's Revolving Credit Commitment Percentage shall be its Revolving Credit Commitment Percentage as in effect immediately prior to such termination.

          "Revolving Credit Loan" shall have the meaning provided in
           ---------------------
     Section 2.1.

          "Revolving Credit Maturity Date" shall mean the date that is six
           ------------------------------
     years and six months after the Closing Date, or, if such date is not a Business Day, the next preceding Business Day.

          "SEC" shall have the meaning provided in Section 8.4.
           ---

          "Section 9.1 Financials" shall mean the financial statements
           ----------------------
     delivered, or required to be delivered, pursuant to Section 9.1(a) or
     (b) together with the accompanying officer's certificate delivered, or required to be delivered, pursuant to Section 9.1(e).

          "Senior Notes" shall mean (a) the $100,000,000 aggregate
           ------------
     principal amount of 6.62% Series A Senior Notes of the Borrower due September 15, 2003 and (b) the $100,000,000 aggregate principal amount of 7.09% Series B Senior Notes due September 15, 2008.

          "Specified Subsidiary" shall mean, at any date of determination,
           --------------------
     a Subsidiary (a) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which
     Section 9.1 Financials have been delivered were equal to or greater than 5% of the consolidated total assets of the Borrower and its Subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5% of the consolidated gross revenues of the Borrower and its Subsidiaries for such period, in each case determined in accordance with GAAP.

          "S&P" shall mean Standard & Poor's Ratings Group or any successor
           ---
     by merger or consolidation to its business.

          "SEC" shall mean the Securities and Exchange Commission or any
           ---
     successor thereto.

          "Stated Amount" of any Letter of Credit shall mean the maximum
           -------------
     amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

          "Status" shall mean, as to the Borrower as of any date, the
           ------
     existence of Level I Status, Level II Status, Level III Status,
     Level IV Status, Level V Status, Level VI Status or Level VII Status as the case may be, on such date. Changes in Status resulting from changes in the Consolidated Senior Debt to Consolidated EBITDA Ratio shall become effective on each date (the "Adjustment Date") on which
                                               ---------------
     (a) Section 9.1 Financials are delivered to the Lenders under Section
     9.1 and (b) an officer's certificate is delivered by the Borrower to the Lenders setting forth, with respect to the most recently delivered
     Section 9.1 Financials, the then-applicable Status, and shall remain in effect until the next change to be effected pursuant to this definition, provided that (i) until the effectiveness of the initial
                 --------
     change in Status based upon the Section 9.1 Financials, the Status of the Borrower for the purposes of this Agreement shall be deemed to be Level VII and (ii) each determination of the Consolidated Senior Debt to Consolidated EBITDA Ratio pursuant to this definition shall be made with respect to the Test Period ending at the end of the period covered by the relevant financial statements.

          "Subordinated Notes" shall mean the $400,000,000 aggregate
           ------------------
     principal amount of Senior Subordinated Notes of the Borrower due 2005 issued on or about the Closing Date pursuant to the Indenture dated as of August 18, 1995, between the Borrower and Marine Midland Bank, as trustee, as supplemented by the First Supplemental Indenture dated as of August 18, 1995, between the Borrower and such trustee.

          "Subsidiary" of any Person shall mean and include (a) any
           ----------
     corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

          "Supermajority Tranche A Lenders" shall mean, at any date,
           -------------------------------
     (a) Non-Defaulting Lenders having or holding at least 66-2/3% of the sum of (i) the Adjusted Total Revolving Credit Commitment at such date, (ii) the Adjusted Total Tranche A Commitment at such date and
     (iii) the outstanding principal amount of the Tranche A Term Loans (excluding the Tranche A Term Loans held by Defaulting Lenders) at such date or (b) if the Total Revolving Credit Commitment and the Total Tranche A Commitment have been terminated or for the purposes of acceleration pursuant to Section 11, the holders (excluding Defaulting Lenders) of at least 66-2/3% of the outstanding principal amount of the Revolving Credit Loans, Tranche A Term Loans and Letter of Credit Exposures (excluding the Loans and Letter of Credit Exposures of Defaulting Lenders) at such date.

          "Supermajority Tranche B, C and D Lenders" shall mean, at any
           ----------------------------------------
     date, Non-Defaulting Lenders having or holding at least 66-2/3% of the outstanding principal amount of the Tranche B Term Loans, Tranche C Term Loans and Tranche D Term Loans (excluding the Tranche B Term Loans, Tranche C Term Loans and Tranche D Term Loans held by Defaulting Lenders) in the aggregate at such date.

          "Swingline Commitment" shall mean $25,000,000.
           --------------------

          "Swingline Loans" shall have the meaning provided in Section 2.1.
           ---------------

          "Swingline Maturity Date" shall mean, with respect to any
           -----------------------
     Swingline Loan, the date that is five Business Days prior to the Revolving Credit Maturity Date.

          "Term Loan" shall mean any Tranche A Term Loan, Tranche B Term
           ---------
     Loan, Tranche C Term Loan or Tranche D Term Loan.

          "Term Loan Commitment" shall mean, with respect to each Lender,
           --------------------
     the sum of such Lender's Tranche A Commitment, Tranche B Commitment, Tranche C Commitment and Tranche D Commitment.

          "Test Period" shall mean, for any determination under this
           -----------
     Agreement, the four consecutive fiscal quarters of the Borrower then last ended.

          "Three-Month Secondary CD Rate" shall mean, for any day, the
           -----------------------------
     secondary market rate, expressed as a per annum rate, for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
     Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

          "Total Commitment" shall mean the sum of the Total Term Loan
           ----------------
     Commitment and the Total Revolving Credit Commitment.

          "Total Credit Exposure" shall mean, at any date, the sum of (a)
           ---------------------
the Total Revolving Credit Commitment at such date, (b) the Total Tranche A Commitment at such date and (c) the outstanding principal amount of all Term Loans at such date.

          "Total Revolving Credit Commitment" shall mean the sum of the
           ---------------------------------
     Revolving Credit Commitments of all the Lenders.

          "Total Term Loan Commitment" shall mean the sum of the Term Loan
           --------------------------
     Commitments of all the Lenders.

          "Total Tranche A Commitment" shall mean the Tranche A Commitments
           --------------------------
     of all the Lenders.

          "Tranche A Availability Period" shall mean the period from and
           -----------------------------
     including the Closing Date to but excluding the day that is 180 days following the Closing Date.

          "Tranche A Commitment" shall mean, (a) in the case of each Lender
           --------------------
     that is a Lender on the date hereof, the amount set forth opposite such Lender's name on Schedule 1.1 as such Lender's "Tranche A Commitment" and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender's "Tranche A Commitment" in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof.

          "Tranche A Maturity Date" shall mean the date that is six years
           -----------------------
     and six months after the Closing Date, or, if such Date is not a Business Day, the next preceding Business Day.

          "Tranche A Repayment Amount" shall have the meaning provided in
           --------------------------
     Section 2.5(b).

          "Tranche A Repayment Date" shall have the meaning provided in
           ------------------------
     Section 2.5(b).

          "Tranche A Term Loan" shall have the meaning provided in
           -------------------
     Section 2.1.

          "Tranche B Commitment" shall mean, (a) in the case of each Lender
           --------------------
     that is a Lender on the date hereof, the amount set forth opposite such Lender's name on Schedule 1.1 as such Lender's "Tranche B Commitment" and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender's "Tranche B Commitment" in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof.

          "Tranche B Maturity Date" shall mean the date that is seven years
           -----------------------
     and six months after the Closing Date, or, if such date is not a Business Day, the next preceding Business Day.

          "Tranche B Repayment Amount" shall have the meaning provided in
           --------------------------
     Section 2.5(c).

          "Tranche B Repayment Date" shall have the meaning provided in
           ------------------------
     Section 2.5(c).

          "Tranche B Term Loan" shall have the meaning provided in
           -------------------
     Section 2.1.

          "Tranche C Commitment" shall mean, (a) in the case of each Lender
           --------------------
     that is a Lender on the date hereof, the amount set forth opposite such Lender's name on Schedule 1.1 as such Lender's "Tranche C Commitment" and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender's "Tranche C Commitment" in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof.

          "Tranche C Maturity Date" shall mean the date that is eight years
           -----------------------
     and six months after the Closing Date, or, if such date is not a Business Day, the next preceding Business Day.

          "Tranche C Repayment Amount" shall have the meaning provided in
           --------------------------
     Section 2.5(d).

          "Tranche C Repayment Date" shall have the meaning provided in
           ------------------------
     Section 2.5(d).

          "Tranche C Term Loan" shall have the meaning provided in
           -------------------
     Section 2.1.

          "Tranche D Commitment" shall mean, (a) in the case of each Lender
           --------------------
     that is a Lender on the date hereof, the amount set forth opposite such Lender's name on Schedule 1.1 as such Lender's "Tranche D Commitment" and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender's "Tranche D Commitment" in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof.

          "Tranche D Maturity Date" shall mean the date that is nine years
           -----------------------
     and six months after the Closing Date, or, if such date is not a Business Day, the next preceding Business Day.

          "Tranche D Repayment Amount" shall have the meaning provided in
           --------------------------
     Section 2.5(e).

          "Tranche D Repayment Date" shall have the meaning provided in
           ------------------------
     Section 2.5(e).

          "Tranche D Term Loan" shall have the meaning provided in
           -------------------
     Section 2.1.

          "Transferee" shall have the meaning provided in Section 13.6(e).
           ----------

          "Type" shall mean (a) as to any Term Loan, its nature as an
           ----
     ABR Loan or a Eurodollar Term Loan and (b) as to any Revolving Credit Loan, its nature as an ABR Loan or a Eurodollar Revolving Credit Loan.

          "Unfunded Current Liability" of any Plan shall mean the amount,
           --------------------------
     if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 87 as in effect on the date hereof, based upon the actuarial assumptions that would be used by the Plan's actuary in a termination of the Plan, exceeds the fair market value of the assets allocable thereto.

          "Unpaid Drawing" shall have the meaning provided in Section 3.4(a).
           --------------

          "Voting Stock" shall mean, with respect to any Person, shares of
           ------------
     such Person's capital stock having the right to vote for the election of directors of such Person under ordinary circumstances.

          SECTION 2.     Amount and Terms of Credit.
                         --------------------------

          2.1  Commitments.  (a)  Subject to and upon the terms and
               -----------
conditions herein set forth:

          (i) each Lender having a Tranche A Commitment severally agrees to make a loan or loans (each a "Tranche A Term Loan" and, collectively,
                                   -------------------
     the "Tranche A Term Loans") to the Borrower, which Tranche A Term
          --------------------
     Loans (x) shall not exceed for any such Lender the Tranche A Commitment of such Lender and (y) shall be repaid in full on the Tranche A Maturity Date;

          (ii) each Lender having a Tranche B Commitment severally agrees to make a loan or loans (each a "Tranche B Term Loan" and,
                                      -------------------
     collectively, the "Tranche B Term Loans") to the Borrower, which
                        --------------------
     Tranche B Term Loans (x) shall not exceed for any such Lender the Tranche B Commitment of such Lender and (y) shall be repaid in full on the Tranche B Maturity Date;

          (iii) each Lender having a Tranche C Commitment severally agrees to make a loan or loans (each a "Tranche C Term Loan" and,
                                      -------------------
     collectively, the "Tranche C Term Loans") to the Borrower, which
                        --------------------
     Tranche C Term Loans (x) shall not exceed for any such Lender the Tranche C Commitment of such Lender and (y) shall be repaid in full on the Tranche C Maturity Date; and

          (iv) each Lender having a Tranche D Commitment severally agrees to make a loan or loans (each a "Tranche D Term Loan" and,
                                      -------------------
     collectively, the "Tranche D Term Loans") to the Borrower, which
                        --------------------
     Tranche D Term Loans (x) shall not exceed for any such Lender the Tranche D Commitment of such Lender and (y) shall be repaid in full on the Tranche D Maturity Date.


Such Term Loans (x) shall be made (A) in the case of any Term Loan other than a Tranche A Term Loan, on the Closing Date and (B) in the case of any Tranche A Term Loan, from time to time during the Tranche A Availability Period, (y) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurodollar Term Loans, provided
                                                               --------
that all Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, and (z) may be repaid in accordance with the provisions hereof. Once repaid, Term Loans may not be reborrowed.

          (b) Subject to and upon the terms and conditions herein set forth, each Lender having a Revolving Credit Commitment severally agrees to make a loan or loans (each a "Revolving Credit Loan" and, collectively, the
                              ---------------------
"Revolving Credit Loans") to the Borrower, which Revolving Credit Loans
 ----------------------
(i) shall be made at any time and from time to time on and after the Closing Date and prior to the Revolving Credit Maturity Date, (ii) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurodollar Revolving Credit Loans, provided that all
                                                      --------
Revolving Credit Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's Revolving Credit Commitment Percentage and (y) the sum of (I) the aggregate Letter of Credit Outstandings at such time and (II) the aggregate principal amount of
                                 ---
all Swingline Loans then outstanding, equals the Revolving Credit Commitment of such Lender at such time and (v) shall not, after giving effect thereto and to the application of the proceeds thereof, exceed for all Lenders at any time outstanding the aggregate principal amount that, when added to the sum of (x) the Letter of Credit Outstandings at such time and (y) the aggregate principal amount of all Swingline Loans then outstanding, equals the Total Revolving Credit Commitment then in effect. On the Revolving Credit Maturity Date, all Revolving Credit Loans shall be repaid in full.

          (c) Subject to and upon the terms and conditions herein set forth, Chemical in its individual capacity agrees, at any time and from time to time on and after the Closing Date and prior to the date that is five Business Days prior to the Revolving Credit Maturity Date, to make a loan or loans (each a "Swingline Loan" and, collectively, the "Swingline
                       --------------                          ---------
Loans") to the Borrower, which Swingline Loans (i) shall be ABR Loans,
- -----
(ii) shall have the benefit of the provisions of Section 2.1(d), (iii) shall not exceed at any time outstanding the Swingline Commitment, (iv) shall not, after giving effect thereto and to the application of the proceeds thereof, exceed in the aggregate at any time outstanding the principal amount that, when added to the aggregate principal amount of all Revolving Credit Loans then outstanding and all Letter of Credit Outstandings at such time, equals the Total Revolving Credit Commitment then in effect and (v) may be repaid and reborrowed in accordance with the provisions hereof. On the Swingline Maturity Date, each outstanding Swingline Loan shall be repaid in full. Chemical shall not make any Swingline Loan after receiving a written notice from the Borrower or any Lender stating that a Default or Event of Default exists and is continuing until such time as Chemical shall have received written notice of
(i) rescission of all such notices from the party or parties originally delivering such notice or (ii) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1.

          (d) On any Business Day, Chemical may, in its sole discretion, give notice to the Lenders that all then-outstanding Swingline Loans shall be funded with a Borrowing of Revolving Credit Loans, in which case a Borrowing of Revolving Credit Loans constituting ABR Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately
              -------------------
succeeding Business Day by all Lenders pro rata based on each Lender's
                                       --- ----
Revolving Credit Commitment Percentage, and the proceeds thereof shall be applied directly to Chemical to repay Chemical for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make such Revolving Credit Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by Chemical notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.2,
(ii) whether any conditions specified in Section 7 are then satisfied,
(iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Commitment after any such Swingline Loans were made. In the event that, in the sole judgment of Chemical, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Lender hereby agrees that it shall forthwith purchase from Chemical (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Revolving Credit Commitment Percentages, provided that all principal and interest payable on
                        --------
such Swingline Loans shall be for the account of Chemical until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to the Lender purchasing same from and after such date of purchase.

          2.2  Minimum Amount of Each Borrowing; Maximum Number of
               ---------------------------------------------------
Borrowings.  The aggregate principal amount of each Borrowing of Term
- ----------
Loans, Revolving Credit Loans or Swingline Loans shall be in a multiple of $100,000 and shall not be less than the Minimum Borrowing Amount with respect thereto (except that Mandatory Borrowings shall be made in the amounts required by Section 2.1(d)). More than one Borrowing may be incurred on any date, provided that at no time shall there be outstanding
                      --------
more than 20 Borrowings of Eurodollar Loans under this Agreement.

          2.3  Notice of Borrowing. (a)  The Borrower shall give the
               -------------------
Administrative Agent at the Administrative Agent's Office (i) prior to 12:00 Noon (New York time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of the Borrowing of the Term Loans if all or any of the Term Loans are to be initially Eurodollar Loans and (ii) prior written notice (or telephonic notice promptly confirmed in writing) prior to 10:00 A.M. (New York time) on the date of the Borrowing of the Term Loans if all the Term Loans are to be ABR Loans. Each such notice (each, together with each notice of a Borrowing of Revolving Credit Loans pursuant to Section 2.3(b) and each notice of a Borrowing of Swingline Loans pursuant to Section 2.3(c), a "Notice of Borrowing") shall
                                               -------------------
be irrevocable and shall specify (i) the aggregate principal amount of the Term Loans to be made on the Closing Date or, in the case of any Tranche A Term Loan, on any date during the Tranche A Availability Period, (ii) in the case of the initial Borrowing, the Closing Date (which shall be a Business Day) and (iii) whether the Term Loans shall consist of ABR Loans and/or Eurodollar Term Loans and, if the Term Loans are to include Eurodollar Term Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of any Borrowing of the Term Loans, of such Lender's proportionate share thereof and of other matters covered by the Notice of Borrowing.

          (b) Whenever the Borrower desires to incur Revolving Credit Loans hereunder (other than Mandatory Borrowings or borrowings to repay Unpaid Drawings), it shall give the Administrative Agent at the Administrative Agent's Office (i) prior to 12:00 Noon (New York time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Revolving Credit Loans and (ii) prior to 12:00 Noon (New York time) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of ABR Loans. Each such Notice of Borrowing, except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall specify (i) the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day) and (iii) whether the respective Borrowing shall consist of ABR Loans or Eurodollar Revolving Credit Loans and, if Eurodollar Revolving Credit Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Revolving Credit Loans, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

          (c) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Swingline Loans prior to 1:00 P.M. (New York time) on the date of such Borrowing. Each such notice shall be irrevocable and shall specify (i) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (ii) the date of Borrowing (which shall be a Business
Day). The Administrative Agent shall promptly give Chemical written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Swingline Loans and of the other matters covered by the Notice of Borrowing.

          (d) Mandatory Borrowings shall be made upon the notice specified in Section 2.1(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

          (e) Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(c).

          (f) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower. In each such case the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic notice.

          2.4  Disbursement of Funds.  (a)  No later than 12:00 Noon (New
               ---------------------
York time) on the date specified in each Notice of Borrowing (including Mandatory Borrowings), each Lender will make available its pro rata
                                                           --- ----
portion, if any, of each Borrowing requested to be made on such date in the manner provided below, provided that all Swingline Loans shall be made
                       --------
available in the full amount thereof by Chemical no later than 2:00 P.M. (New York time) on the date requested.

          (b) Each Lender shall make available all amounts it is to fund under any Borrowing in Dollars and immediately available funds to the Administrative Agent at the Administrative Agent's Office and the Administrative Agent will (except in the case of Mandatory Borrowings and Borrowings to repay Unpaid Drawings) make available to the Borrower by depositing to the Borrower's account at the Administrative Agent's Office the aggregate of the amounts so made available in Dollars and the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender.
If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Federal Funds Effective Rate or (ii) if paid by the Borrower, the then-applicable rate of interest, calculated in accordance with Section 2.8, for the respective Loans.

          (c) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

          2.5  Repayment of Loans; Evidence of Debt.  (a)  The Borrower
               ------------------------------------
shall repay to the Administrative Agent, for the benefit of the Lenders,
(i) on the Tranche A Maturity Date, the then-unpaid Tranche A Term Loans and Revolving Credit Loans; (ii) on the Tranche B Maturity Date, the then-unpaid Tranche B Term Loans; (iii) on the Tranche C Maturity Date, the then-unpaid Tranche C Term Loans; and (iv) on the Tranche D Maturity Date, the then-unpaid Tranche D Term Loans. The Borrower shall repay to the Administrative Agent, for the account of Chemical, on the Swingline Maturity Date, the then-unpaid Swingline Loans.

          (b) The Borrower shall repay to the Administrative Agent, for the benefit of the Lenders of Tranche A Term Loans, on each date set forth below (each a "Tranche A Repayment Date"), the principal amount of the
               ------------------------
Tranche A Term Loans set forth below opposite such Tranche A Repayment Date (each a "Tranche A Repayment Amount"):
         --------------------------


                         Tranche A                Tranche A
                         ---------                ---------
                     Repayment Date            Repayment Amount
                     --------------            -----------------
                     August 18, 1996             $17,500,000
                     August 18, 1997              17,500,000
                     February 18, 1998            15,000,000
                     August 18, 1998              15,000,000
                     February 18, 1999            20,000,000

                         Tranche A                      Tranche A
                         ---------                      ---------
                     Repayment Date                  Repayment Amount
                     --------------                  -----------------

                     August 18, 1999                    20,000,000
                     February 18, 2000                  30,000,000
                     August 18, 2000                    30,000,000
                     February 18, 2001                  37,500,000
                     August 18, 2001                    37,500,000
                     Tranche A Maturity Date            35,000,000

          To the extent that the aggregate principal amount of Tranche A Term Loans outstanding on the last day of the Tranche A Availability Period is less than $275,000,000, the Tranche A Repayment Amounts shall automatically be decreased, in the inverse order of maturity, by the amount of such difference.

          (c) The Borrower shall repay to the Administrative Agent, for the benefit of the Lenders of Tranche B Loans, on each date set forth below (each a "Tranche B Repayment Date"), the principal amount of the Tranche B
         ------------------------
Term Loans set forth below opposite such Tranche B Repayment Date (each a "Tranche B Repayment Amount"):
 --------------------------


                        Tranche B                        Tranche B
                     Repayment Date                   Repayment Amount
                     --------------                   ----------------
                     February 18, 1996                   $500,000
                     August 18, 1996                      500,000
                     February 18, 1997                    500,000
                     August 18, 1997                      500,000
                     February 18, 1998                    500,000
                     August 18, 1998                      500,000
                     February 18, 1999                    500,000
                     August 18, 1999                      500,000
                     February 18, 2000                    500,000
                     August 18, 2000                      500,000
                     February 18, 2001                    500,000
                     August 18, 2001                      500,000
                     February 18, 2002                 23,000,000
                     August 18, 2002                   23,000,000
                     Tranche B Maturity Date           23,000,000

          (d) The Borrower shall repay to the Administrative Agent, for the benefit of the Lenders of Tranche C Loans, on each date set forth below (each a "Tranche C Repayment Date"), the principal amount of the Tranche C
         ------------------------
Term Loans set forth below opposite such Tranche C Repayment Date (each a "Tranche C Repayment Amount"):
 --------------------------


                       Tranche C                   Tranche C
                     Repayment Date             Repayment Amount
                     --------------             ----------------
                     February 18, 1996              $500,000
                     August 18, 1996                 500,000
                     February 18, 1997               500,000
                     August 18, 1997                 500,000
                     February 18, 1998               500,000
                     August 18, 1998                 500,000
                     February 18, 1999               500,000

                       Tranche A                Tranche A
                       ---------                ---------
                    Repayment Date          Repayment Amount
                    --------------          -----------------

                     August 18, 1999             500,000
                     February 18, 2000           500,000
                     August 18, 2000             500,000

                     February 18, 2001           500,000
                     August 18, 2001             500,000
                     February 18, 2002           500,000
                     August 18, 2002             500,000
                     February 18, 2003        22,666,666
                     August 18, 2003          22,666,667
                     Tranche C Maturity Date  22,666,667

          (e) The Borrower shall repay to the Administrative Agent, for the benefit of the Lenders of Tranche D Loans, on each date set forth below (each a "Tranche D Repayment Date"), the principal amount of the Tranche D
         ------------------------
Term Loans set forth below opposite such Tranche D Repayment Date (each a "Tranche D Repayment Amount"):
 --------------------------


                       Tranche D                  Tranche D
                     Repayment Date           Repayment Amount
                     --------------           ----------------

                     February 18, 1996            $500,000
                     August 18, 1996               500,000
                     February 18, 1997             500,000
                     August 18, 1997               500,000
                     February 18, 1998             500,000
                     August 18, 1998               500,000
                     February 18, 1999             500,000
                     August 18, 1999               500,000

                     February 18, 2000             500,000
                     August 18, 2000               500,000
                     February 18, 2001             500,000
                     August 18, 2001               500,000
                     February 18, 2002             500,000
                     August 18, 2002               500,000
                     February 18, 2003             500,000
                     August 18, 2003               500,000

                     February 18, 2004          14,000,000
                     August 18, 2004            14,000,000
                     Tranche D Maturity Date    14,000,000

          (f) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

          (g) The Administrative Agent shall maintain the Register pursuant to Section 13.6, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is a Term Loan, a Revolving Credit Loan or a Swingline Loan, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender or Chemical hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

          (h) The entries made in the Register and accounts and subaccounts maintained pursuant to paragraphs (f) and (g) of this
Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any
                           --------  -------
Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

          2.6  Conversions and Continuations.  (a)  The Borrower shall have
               -----------------------------
the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Term Loans or Revolving Credit Loans of one Type into a Borrowing or Borrowings of another Type or to continue the outstanding principal amount of any Eurodollar Term Loans or Eurodollar Revolving Credit Loans as Eurodollar Term Loans or Eurodollar Revolving Credit Loans, as the case may be, for an additional Interest Period, provided that (i) no partial
                                       --------
conversion of Eurodollar Term Loans or Eurodollar Revolving Credit Loans shall reduce the outstanding principal amount of Eurodollar Term Loans or Eurodollar Revolving Credit Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into Eurodollar Term Loans or Eurodollar Revolving Credit Loans if a Default or Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion,
(iii) Eurodollar Loans may not be continued as Eurodollar Term Loans or Eurodollar Revolving Credit Loans for an additional Interest Period if a Default or Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation and (iv) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent's Office prior to 12:00 Noon (New York time) at least three Business Days' (or one Business Day's notice in the case of a conversion into ABR Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of
                                                          ---------
Conversion or Continuation") specifying the Term Loans or Revolving Credit
- --------------------------
Loans to be so converted or continued, the Type of Term Loans or Revolving Credit Loans to be converted or continued into and, if such Term Loans or Revolving Credit Loans are to be converted into or continued as Eurodollar Term Loans or Eurodollar Revolving Credit Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Term Loans or Revolving Credit Loans.

          (b) If any Default or Event of Default is in existence at the time of any proposed continuation of any Eurodollar Term Loans or Eurodollar Revolving Credit Loans and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such Eurodollar Term Loans or Eurodollar Revolving Credit Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of Eurodollar Term Loans or Eurodollar Revolving Credit Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a) above, the Borrower shall be deemed to have elected to convert such Borrowing of Eurodollar Term Loans or Eurodollar Revolving Credit Loans, as the case may be, into a Borrowing of ABR Loans effective as of the expiration date of such current Interest Period.

          2.7  Pro Rata Borrowings.  Each Borrowing of Term Loans or
               -------------------
Revolving Credit Loans under this Agreement shall be loaned by the Lenders pro rata on the basis of their then-applicable Commitments. It is
- --- ----
understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

          2.8  Interest.  (a)  The unpaid principal amount of each ABR Loan
               --------
shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR in effect from time to time.

          (b) The unpaid principal amount of each Eurodollar Term Loan or Eurodollar Revolving Credit Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Eurodollar Margin in effect from time to time plus the relevant Eurodollar Rate.

          (c) If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or
                                                               ----
(y) in the case of any overdue interest, to the extent permitted by applicable law, the rate described in Section 2.8(a) plus 2% from and
                                                     ----
including the date of such non-payment to but excluding the date on which such amount is paid in full (after as well as before judgment).

          (d) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last day of each March, June, September and December, (ii) in respect of each Eurodollar Term Loan or Eurodollar Revolving Credit Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, (iii) in respect of each Loan (except, in the case of prepayments, any ABR Loan), on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) All computations of interest hereunder shall be made in accordance with Section 5.5.

          (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

          2.9  Interest Periods.  At the time the Borrower gives a Notice
               ----------------
of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of Eurodollar Term Loans or Eurodollar Revolving Credit Loans (in the case of the initial Interest Period applicable thereto) or prior to 10:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Term Loans or Eurodollar Revolving Credit Loans, the Borrower shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three, six or (in the case of Tranche A Term Loans and Revolving Credit Loans, if available to all the Lenders making such loans as determined by such Lenders in good faith based on prevailing market conditions) a nine or twelve month period. Notwithstanding anything to the contrary contained above:

          (a) the initial Interest Period for any Borrowing of Eurodollar Term Loans or Eurodollar Revolving Credit Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

          (b) if any Interest Period relating to a Borrowing of Eurodollar Term Loans or Eurodollar Revolving Credit Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

          (c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in
                              --------
     respect of a Eurodollar Term Loan or Eurodollar Revolving Credit Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

          (d) the Borrower shall not be entitled to elect any Interest Period in respect of any Eurodollar Term Loan or Eurodollar Revolving Credit Loan if such Interest Period would extend beyond the applicable Maturity Date of such Loan.

          2.10 Increased Costs, Illegality, etc.  (a)  In the event that
               ---------------------------------
(x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

          (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising on or after the Closing Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any such increase or reduction attributable to taxes) because of (x) any change since the date hereof in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order), such as, for example, but not limited to, a change in official reserve requirements, and/or (y) other circumstances affecting the interbank Eurodollar market or the position of such Lender in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date hereof that materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Term Loans and Eurodollar Revolving Credit Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Term Loans or Eurodollar Revolving Credit Loans that have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly after receipt of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in
Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 2.10(a)(iii) shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or
(ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days notice to the Administrative Agent, require the affected Lender to convert each such Eurodollar Revolving Credit Loan and Eurodollar Term Loan into an ABR Loan, provided that if more than one Lender is affected at any time, then
             --------
all affected Lenders must be treated in the same manner pursuant to this
Section 2.10(b).

          (c) If, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, the National Association of Insurance Commissioners, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender or its parent with any request or directive made or adopted after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, association, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or its parent's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent's policies with respect to capital adequacy), then from time to time, promptly after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender's compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the date hereof. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

          2.11 Compensation.  If (a) any payment of principal of any Eurodollar
               ------------
Term Loan or Eurodollar Revolving Credit Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Eurodollar Loan as a result of a payment or conversion pursuant to Section 2.5, 2.6, 2.10, 5.1 or 5.2, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) if any Borrowing of Eurodollar Term Loans or Eurodollar Revolving Credit Loans is not made as a result of a withdrawn Notice of Borrowing, (c) if any ABR Loan is not converted into a Eurodollar Term Loan or Eurodollar Revolving Credit Loan as a result of a withdrawn Notice of Conversion or Continuation or (d) if any Eurodollar Loan is not continued as a Eurodollar Term Loan or Eurodollar Revolving Credit Loan as a result of a withdrawn Notice of Conversion or Continuation, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert or failure to continue, including, without limitation, any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Eurodollar Loan.

          2.12 Change of Lending Office.  Each Lender agrees that, upon the
               ------------------------
occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(b), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms
                        --------
that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, 3.5 or 5.4.

          2.13 Notice of Certain Costs.  Notwithstanding anything in this
               -----------------------
Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11, 3.5 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11, 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the giving of such notice to the Borrower.


          SECTION 3.     Letters of Credit.
                         -----------------

          3.1  Letters of Credit.  (a)  Subject to and upon the terms and
               -----------------
conditions herein set forth, the Borrower, at any time and from time to time on or after the Closing Date and prior to the L/C Maturity Date, may request that the Letter of Credit Issuer issue, for the account of the Borrower, a standby letter of credit or letters of credit in such form as may be approved by the Letter of Credit Issuer in its reasonable discretion.

          (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed the Letter of Credit Commitment then in effect; (ii) no Letter of Credit shall be issued the Stated Amount of which, when added to the sum of (x) the Letter of Credit Outstandings at such time and
(y) the aggregate principal of all Revolving Credit Loans and Swingline Loans then outstanding, would exceed the Total Revolving Credit Commitment then in effect; (iii) each Letter of Credit shall, unless otherwise agreed upon by the Administrative Agent and the Letter of Credit Issuer, have an expiry date occurring no later than one year after the date of issuance thereof, and in no event occurring later than the L/C Maturity Date; (iv) each Letter of Credit shall be denominated in Dollars; and (v) no Letter of Credit shall be issued by the Letter of Credit Issuer after it has received a written notice from the Borrower or any Lender stating that a Default or Event of Default has occurred and is continuing until such time as the Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1.

          (c) Upon at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and the Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment in whole or in part, provided that, after giving effect to such termination or
                  --------
reduction, the Letter of Credit Outstandings shall not exceed the Letter of Credit Commitment.

          3.2  Letter of Credit Requests.  (a)  Whenever the Borrower desires
               -------------------------
that a Letter of Credit be issued for its account, it shall give the Administrative Agent and the Letter of Credit Issuer at least five (or such lesser number as may be agreed upon by the Administrative Agent and the Letter of Credit Issuer) Business Days' written notice thereof. Each notice shall be executed by the Borrower and shall be in the form of Exhibit D (each a "Letter
                                                                        ------
of Credit Request"). The Administrative Agent shall promptly transmit copies of
- -----------------
each Letter of Credit Request to each Lender.

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).

          3.3  Letter of Credit Participations.  (a)  Immediately upon the
               -------------------------------
issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each other Lender (each such other Lender, in its capacity under this Section 3.3, an "L/C
                                                                     ---
Participant"), and each such L/C Participant shall be deemed irrevocably and
- -----------
unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each an "L/C Participation"), to the extent of such L/C Participant's Revolving Credit
 -----------------
Commitment Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto (although Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the L/C Participants as provided in Section 4.1(b) and the L/C Participants shall have no right to receive any portion of any Fronting Fees).

          (b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall have no obligation relative to the L/C Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

          (c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have repaid such amount in full to the Letter of Credit Issuer pursuant to Section 3.4(a), the Letter of Credit Issuer shall promptly notify the Administrative Agent and each L/C Participant of such failure, and each L/C Participant shall promptly and unconditionally pay to the Administrative Agent, for the account of the Letter of Credit Issuer, the amount of such L/C Participant's Revolving Credit Commitment Percentage of such unreimbursed payment in Dollars and in same day funds; provided, however, that no L/C Participant shall be obligated to pay to
       --------  -------
the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of such unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Letter of Credit Issuer so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any L/C Participant required to fund a payment under a Letter of Credit, such L/C Participant shall make available to the Administrative Agent for the account of the Letter of Credit Issuer such L/C Participant's Revolving Credit Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such L/C Participant shall not have so made its Revolving Credit Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such L/C Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at the Federal Funds Effective Rate. The failure of any L/C Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant's Revolving Credit Commitment Percentage of any such payment.

          (d) Whenever the Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the L/C Participants pursuant to the preceding clause (c) above, the Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant that has paid its Revolving Credit Commitment Percentage of such reimbursement obligation, in Dollars and in same day funds, an amount equal to such L/C Participant's share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations.

          (e) The obligations of the L/C Participants to make payments to the Administrative Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

           (ii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or in-accurate in any respect;

           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v)  the occurrence of any Default or Event of Default;

provided, however, that no L/C Participant shall be obligated to pay to the
- --------  -------
Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

          3.4  Agreement to Repay Letter of Credit Drawings.  (a)  The Borrower
               --------------------------------------------
hereby agrees to reimburse the Letter of Credit Issuer, by making payment to the Administrative Agent in Dollars in immediately available funds at the Administrative Agent's Office, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit (each such amount so paid until reimbursed, an "Unpaid Drawing") immediately after, and in any event on
                      --------------
the date of, such payment, with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 5:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Letter of Credit Issuer is reimbursed therefor, at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR as in effect from time to time, provided
                                                                   --------
that, notwithstanding anything contained in this Agreement to the contrary,
(i) unless the Borrower shall have notified the Administrative Agent and the Letter of Credit Issuer prior to 10:00 A.M. on the date of such drawing that the Borrower intends to reimburse the Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a Notice of Borrowing to the Administrative Agent requesting that the Lenders make Revolving Credit Loans (which shall initially be ABR Loans) on the date on which such drawing is honored in an amount equal to the amount of such drawing and (ii) each Lender shall, on such date, make Revolving Credit Loans in an amount equal to such Lender's pro rata portion of such Borrowing in accordance with the provisions of Section 2.4.

          (b) The Borrower's obligations under this Section 3.4 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower or any other Person may have or have had against the Letter of Credit Issuer, the Administrative Agent or any Lender (including in its capacity as an L/C Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to
                                                             -------
conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, provided that
                                                                   --------
the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

          (c) Each payment by the Letter of Credit Issuer under any Letter of Credit shall constitute a request by the Borrower for an ABR Revolving Credit Loan in the amount of the Unpaid Drawing in respect of such Letter of Credit. The Letter of Credit Issuer shall notify the Borrower and the Administrative Agent, by 10:00 A.M. (New York time) on any Business Day on which the Letter of Credit Issuer intends to honor a drawing under a Letter of Credit, of (i) the Letter of Credit Issuer's intention to honor such drawing and (ii) the amount of such drawing. Unless otherwise instructed by the Borrower by 10:30 A.M. (New York time) on such Business Day, the Administrative Agent shall notify each Lender of such drawing and the amount of its Revolving Credit Loan to be made in respect thereof, and each Lender shall be irrevocably obligated to make an ABR Revolving Credit Loan to the Borrower in the amount of its Revolving Credit Commitment Percentage of the applicable Unpaid Drawing by 12:00 noon (New York time) on such Business Day by making the amount of such Revolving Credit Loan available to the Administrative Agent at the Administrative Agent's Office.
Such Revolving Credit Loans shall be made without regard to the Minimum Borrowing Amount. The Administrative Agent shall use the proceeds of such Revolving Credit Loans solely for purpose of reimbursing the Letter of Credit Issuer for the related Unpaid Drawing.

          3.5  Increased Costs.  If after the date hereof, the adoption of any
               ---------------
applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual compliance by the Letter of Credit Issuer or any L/C Participant with any request or directive made or adopted after the date hereof (whether or not having the force of law), by any such authority, central bank or comparable agency shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Letter of Credit Issuer, or any L/C Participant's L/C Participation therein, or (b) impose on the Letter of Credit Issuer or any L/C Participant any other conditions affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or any Letter of Credit or such L/C Participant's L/C Participation therein; and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such L/C Participant hereunder (other than any such increase or reduction attributable to taxes) in respect of Letters of Credit or L/C Participations therein, then, promptly after receipt of written demand to the Borrower by the Letter of Credit Issuer or such L/C Participant, as the case may be (a copy of which notice shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent), the Borrower shall pay to the Letter of Credit Issuer or such L/C Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such L/C Participant for such increased cost or reduction, it being understood and agreed, however, that the Letter of Credit Issuer or a L/C Participant shall not be entitled to such compensation as a result of such Person's compliance with, or pursuant to any request or directive to comply with, any such law, rule or regulation as in effect on the date hereof. A certificate submitted to the Borrower by the Letter of Credit Issuer or a L/C Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error.

          3.6  Successor Letter of Credit Issuer.  The Letter of Credit Issuer
               ---------------------------------
may resign as Letter of Credit Issuer upon 60 days' prior written notice to the Administrative Agent, the Lenders and the Borrower. If the Letter of Credit Issuer shall resign as Letter of Credit Issuer under this Agreement, then the Borrower shall appoint from among the Lenders a successor issuer of Letters of Credit, whereupon such successor issuer shall succeed to the rights, powers and duties of the Letter of Credit Issuer, and the term "Letter of Credit Issuer" shall mean such successor issuer effective upon such appointment. At the time such resignation shall become effective, the Borrower shall pay to the resigning Letter of Credit Issuer all accrued and unpaid fees pursuant to Section 4.1(c). The acceptance of any appointment as the Letter of Credit Issuer hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such successor Lender shall have all the rights and obligations of the previous Letter of Credit Issuer under this Agreement and the other Credit Documents. After the resignation of the Letter of Credit Issuer hereunder, the resigning Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a Letter of Credit Issuer under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit. After any retiring Letter of Credit Issuer's resignation as Letter of Credit Issuer, the provisions of this Agreement relating to the Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (a) while it was Letter of Credit Issuer under this Agreement or (b) at any time with respect to Letters of Credit issued by such Letter of Credit Issuer.


          SECTION 4.     Fees; Commitments.
                         -----------------

          4.1  Fees. (a)  The Borrower agrees to pay to the Administrative
               ----
Agent, for the account of each Lender having a Tranche A Commitment or a Revolving Credit Commitment (in each case pro rata according to the respective
                                          --- ----
Commitments of all such Lenders), a commitment fee for each day (i) in the case of the Tranche A Commitments, from and including the Closing Date to but excluding the last day of the Tranche A Availability Period and (ii) in the case of the Revolving Credit Commitments, from and including the Closing Date to but excluding the Final Date. Such commitment fee shall be payable (i) in the case of the Tranche A Commitments, in arrears (A) on the last day of September 1995 (for the period ended on such day) and (B) on the last day of the Tranche A Availability Period (for the period ended on such date for which no payment has been received pursuant to clause (A) above) and (ii) in the case of the Revolving Credit Commitments, in arrears on (A) the last day of each March, June, September and December (for the three-month period (or portion thereof) ended on the such day) and (B) on the Final Date (for the period ended on such date for which no payment has been received pursuant to clause (A) above) and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rates in effect on such day on the Available Commitments in effect on such day. Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1.

          (b) The Borrower agrees to pay to the Administrative Agent for the account of the Lenders pro rata on the basis of their respective Letter of
                       --- ----
Credit Exposure, a fee in respect of each Letter of Credit (the "Letter of
                                                                 ---------
Credit Fee"), for the period from and including the date of issuance of such
- ----------
Letter of Credit to but not including the termination date of such Letter of Credit computed at the per annum rate for each day equal to the Applicable Eurodollar Margin for Revolving Credit Loans minus 1/8 of 1% per annum on the average daily Stated Amount of such Letter of Credit. Such Letter of Credit Fees shall be due and payable quarterly in arrears on the last day of each March, June, September and December and on the date upon which the Total Revolving Credit Commitment terminates and the Letter of Credit Outstandings shall have been reduced to zero.

          (c) The Borrower agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the "Fronting Fee"), for the period from and including the date of
                   ------------
issuance of such Letter of Credit to but not including the termination date of such Letter of Credit, computed at the rate for each day equal to 1/8 of 1% per annum on the average daily Stated Amount of such Letter of Credit. Such Fronting Fees shall be due and payable quarterly in arrears on the last day of each March, June, September and December and on the date upon which the Total Revolving Credit Commitment terminates and the Letter of Credit Outstandings shall have been reduced to zero.

          (d) The Borrower agrees to pay directly to the Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as the Letter of Credit Issuer and the Borrower shall have agreed upon for issuances of, drawings under or amendments of, letters of credit issued by it.

          (e) The Borrower agrees to pay to the Administrative Agent, on the Closing Date, the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent. The Administrative Agent agrees to pay to each Lender, for its own account on the Closing Date, the fees in the amounts and on the dates previously agreed to in writing by the Administrative Agent and such Lender.

          4.2  Voluntary Reduction of Revolving Credit Commitments.  Upon at
               ---------------------------------------------------
least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent's Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Revolving Credit Commitments in whole or in part, provided that (a) any such reduction shall apply
                  --------
proportionately and permanently to reduce the Revolving Credit Commitment of each of the Lenders, (b) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $1,000,000 and (c) after giving effect to such termination or reduction and to any prepayments of the Loans made on the date thereof in accordance with this Agreement, the sum of the aggregate outstanding principal amount of the Revolving Credit Loans and the Letter of Credit Outstandings shall not exceed the Total Revolving Credit Commitment.

          4.3  Mandatory Termination of Commitments.  (a)  The Total Term Loan
               ------------------------------------
Commitment (other than the Total Tranche A Commitment) shall terminate at
5:00 P.M. (New York time) on the Closing Date. The Total Tranche A Commitment shall be reduced at 5:00 P.M. (New York time) on the Closing Date in an amount equal to the greater of (i) $275,000,000 and (ii) the aggregate principal amount of Tranche A Term Loans borrowed on the Closing Date. Upon any borrowing of Tranche A Term Loans following the Closing Date, the Total Tranche A Commitment shall be reduced by the amount of such Tranche A Term Loans. The Total Tranche A Commitment shall terminate at 5:00 P.M. (New York time) on the date that is 180 days following the Closing Date.

          (b) The Total Revolving Credit Commitment shall terminate at 5:00 P.M. (New York time) on the Revolving Credit Maturity Date.

          (c) The Swingline Commitment shall terminate at 5:00 P.M. (New York time) on the Swingline Maturity Date.


          SECTION 5.     Payments.
                         --------

          5.1  Voluntary Prepayments.  The Borrower shall have the right to
               ---------------------
prepay Term Loans, Revolving Credit Loans and Swingline Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent at the Administrative Agent's Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of Eurodollar Term Loans and Eurodollar Revolving Credit Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than (i) in the case of Term Loans or Revolving Credit Loans, 10:00 A.M. (New York time) one Business Day prior to, or
(ii) in the case of Swingline Loans, 10:00 A.M. (New York time) on, the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders or Chemical, as the case may be; (b) each partial prepayment of any Borrowing of Term Loans or Revolving Credit Loans shall be in a multiple of $100,000 and in an aggregate principal amount of at least $2,000,000 and each partial prepayment of Swingline Loans shall be in a multiple of $100,000 and in an aggregate principal amount of at least $500,000, provided that no partial
                                                    --------
prepayment of Eurodollar Term Loans or Eurodollar Revolving Credit Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Term Loans or Eurodollar Revolving Credit Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for Eurodollar Term Loans or Eurodollar Revolving Credit Loans; (c) any prepayment of Eurodollar Term Loans or Eurodollar Revolving Credit Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11; and (d) each prepayment in respect of any one or more tranches of Term Loans or Revolving Credit Loans made pursuant to a Borrowing shall be applied pro rata among such tranches of Term Loans or Revolving Credit Loans, provided
- --- ----                                                              --------
that at the Borrower's election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Term Loan or Revolving Credit Loan of a Defaulting Lender. Each prepayment of Term Loans pursuant to this Section 5.1 shall be (a) applied to Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Tranche D Term Loans or Revolving Credit Loans in such manner as the Borrower may determine and

(b) applied to reduce the Repayment Amounts with respect to any such Term Loans in such order as the Borrower may determine.

          5.2  Mandatory Prepayments.  (a)  Term Loan Prepayments.  (i)  On each
               ---------------------        ---------------------
occasion that a Prepayment Event occurs, the Borrower shall, within five Business Days after the occurrence of such Prepayment Event, repay the principal amount of Term Loans in an amount equal to 100% of the Net Cash Proceeds from such Prepayment Event, in each case in accordance with paragraph (c) below.

          (ii) Not later than the date on which the financial statements with respect to any fiscal year (commencing with the fiscal year ending June 29,
1996) are or are required to be delivered pursuant to Section 9.1, the Borrower shall, in each case in accordance with paragraph (c) below, repay the principal of Term Loans in an amount equal to (A) 50% of Excess Cash Flow for such fiscal year (or, in the case of the fiscal year ending June 29, 1996, for the period from and including the Closing Date to and including June 29, 1996) minus (B)
                                                                    -----
any mandatory prepayments declined and retained by the Borrower pursuant to
Section 5.2(c)(ii) during such fiscal year to the extent that such prepayments would otherwise constitute Excess Cash Flow for such fiscal year.

          (b)  Aggregate Revolving Credit Outstandings.  If on any date the sum
               ---------------------------------------
of the outstanding principal amount of the Revolving Credit Loans and Swingline Loans and the aggregate amount of Letter of Credit Outstandings (all the foregoing, collectively, the "Aggregate Revolving Credit Outstandings") exceeds
                              ---------------------------------------
the Total Revolving Credit Commitment as then in effect, the Borrower shall forthwith repay on such date the principal amount of Swingline Loans and, after all Swingline Loans have been paid in full, Revolving Credit Loans, in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Credit Loans, the Aggregate Revolving Credit Outstandings exceed the Total Revolving Credit Commitment then in effect, the Borrower shall pay to the Administrative Agent an amount in cash equal to such excess and the Administrative Agent shall hold such payment for the benefit of the Lenders as security for the obligations of the Borrower hereunder (including, without limitation, obligations in respect of Letter of Credit Outstandings) pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent (which shall permit certain investments in Permitted Investments satisfactory to the Administrative Agent, until the proceeds are applied to the secured obligations).

          (c)  Application to Repayment Amounts.  (i)  An amount equal to each
               --------------------------------
prepayment of Term Loans required by this Section 5.2 shall be (i) allocated pro
                                                                             ---
rata among the Tranche A Term Loans, the Tranche B Term Loans, the Tranche C
- ----
Term Loans and the Tranche D Term Loans and (ii) applied (A) in the case of the Tranche A Loans, to reduce the Tranche A Repayment Amounts, in the manner described in paragraph (iii) below and (B) in the case of each of the Tranche B Term Loans. the Tranche C Term Loans and the Tranche D Term Loans, to reduce the Repayment Amounts with respect to such Loans in the manner described in paragraph (ii) below.

          (ii) Notwithstanding paragraph (i) above, with respect to the amount of any mandatory prepayment described in Section 5.2(a) that is allocated to the then-outstanding Tranche B Term Loans, Tranche C Term Loans or Tranche D Term Loans (such amounts, the "Tranche B Prepayment Amount", the "Tranche C
                          ---------------------------        ---------
Prepayment Amount" and the "Tranche D Prepayment Amount", respectively), the
- -----------------           ---------------------------
Borrower will, in lieu of applying such amount to the prepayment of Tranche B Term Loans, Tranche C Term Loans and Tranche D Term Loans, respectively, as provided in paragraph (i) above, on the date specified in Section 5.2(a) for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Lender, Tranche C Lender and Tranche D Lender a notice (each, a "Prepayment Option Notice") as described below. As promptly as
          ------------------------
practicable after such notice, the Administrative Agent will send to each Tranche B Lender, Tranche C Lender and Tranche D Lender a Prepayment Option Notice, which shall be in the form of Exhibit H-1, H-2 or H-3, as applicable, and shall include an offer by the Borrower to prepay on a specified date (each a "Mandatory Prepayment Date"), which shall not be less than 20 days or more than
 -------------------------
25 days after the date of the Prepayment Option Notice, the Term Loans of such Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender and such Lender's Tranche B Term Loans,

Tranche C Term Loans and Tranche D Term Loans, respectively. On the Mandatory Prepayment Date, (A) the Borrower shall pay to the Administrative Agent the aggregate amount necessary to prepay that portion of the outstanding Term Loans in respect of which Tranche B Lenders, Tranche C Lenders and Tranche D Lenders have accepted prepayment as described above (such Lenders, the "Accepting
                                                                ---------
Lenders"), and such amount shall be applied pro rata to reduce the Tranche B
- -------                                     --- ----
Repayment Amounts, Tranche C Repayment Amounts or Tranche D Repayment Amounts, as applicable, with respect to each Accepting Lender, (B) the Borrower shall pay to the Administrative Agent an amount equal to 50% of the portion of the
Tranche B Prepayment Amount, Tranche C Prepayment Amount and Tranche D Prepayment Amount not accepted by the Accepting Lenders, and such amount shall be applied to reduce the Tranche A Repayment Amounts in the manner described in paragraph (iii) below, and (C) the Borrower shall be entitled to retain the remaining 50% of the portion of the Tranche B Prepayment Amount, Tranche C Prepayment Amount and Tranche D Prepayment Amount not accepted by the Accepting Lenders; provided, however, that in the event of any Prepayment Event that is a
         --------  -------
Permitted Mortgage Financing, (x) the Borrower shall, in lieu of complying with the provisions of clause (B) above, pay to the Administrative Agent an amount equal to 75% of the portion of the Tranche B Repayment Amount, Tranche C Repayment Amount and Tranche D Repayment Amount not accepted by the Accepting Lenders in respect of such Permitted Mortgage Financing, and such amount shall be applied to reduce the Tranche A Repayment Amounts in the manner described in paragraph (iii) below, and (y) the Borrower shall be entitled to retain the remaining 25% of the portion of the Tranche B Prepayment Amount, Tranche C Prepayment Amount and Tranche D Prepayment Amount not accepted by the Accepting Lenders.

          (iii) An amount equal to each prepayment of Tranche A Term Loans required by this Section 5.2 (including any such prepayment required by the provisions of paragraph (ii) above) shall be applied (A) first, to reduce, in
                                                         -----
such order as the Borrower may determine, the Tranche A Repayment Amounts due on any Tranche A Repayment Date occurring within the two-year period commencing on the date of such prepayment and (B) second, pro rata to reduce the remaining
                                    ------  --- ----
Tranche A Repayment Amounts.

          (d)  Application to Term Loans.  With respect to each prepayment of
               -------------------------
Term Loans required by Section 5.2(a), the Borrower may designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made, provided that (i) Eurodollar Term Loans may be designated for prepayment
      --------
pursuant to this Section 5.2 only on the last day of an Interest Period applicable thereto unless all Eurodollar Term Loans with Interest Periods ending on such date of required prepayment and all ABR Term Loans have been paid in full; and (ii) if any prepayment of Eurodollar Term Loans made pursuant to a single Borrowing shall reduce the outstanding Term Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for Eurodollar Term Loans, such Borrowing shall immediately be converted into ABR Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

          (e)  Application to Revolving Credit Loans.  With respect to each
               -------------------------------------
prepayment of Revolving Credit Loans required by Section 5.2(b), the Borrower may designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made, provided that (i) Eurodollar Revolving
                                     --------
Credit Loans may be designated for prepayment pursuant to this Section 5.2 only on the last day of an Interest Period applicable thereto unless all Eurodollar Revolving Credit Loans with Interest Periods ending on such date of required prepayment and all ABR Loans have been paid in full; (ii) if any prepayment of Eurodollar Revolving Credit Loans made pursuant to a single Borrowing shall reduce the outstanding Revolving Credit Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for Eurodollar Revolving Credit Loans, such Borrowing shall immediately be converted into ABR Loans; (iii) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata
                                                                      --- ----
among such Loans; and (iv) notwithstanding the provisions of the preceding clause (iii), no prepayment made pursuant to Section 5.2(b) of Revolving Credit Loans shall be applied to the Revolving Credit Loans of any Defaulting Lender. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

          (f)  Eurodollar Interest Periods.  In lieu of making any payment
               ---------------------------
pursuant to this Section 5.2 in respect of any Eurodollar Loan other than on the last day of the Interest Period therefor, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower at its option may deposit with the Administrative Agent an amount equal to the amount of the Eurodollar Loan to be prepaid and such Eurodollar Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then-customary rate for accounts of such type. Such deposit shall constitute cash collateral for the Obligations, provided that the
                                                              --------
Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.

          (g)  Minimum Amount.  No prepayment shall be required pursuant to
               --------------
Section 5.2(a) during any year unless and until the amount of all Net Cash Proceeds from all Prepayment Events during such year not prepaid pursuant to this Section 5.2 exceeds $15,000,000 in the aggregate.

          5.3  Method and Place of Payment.  (a)  Except as otherwise
               ---------------------------
specifically provided herein, all payments under this Agreement shall be made, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto, the Letter of Credit Issuer or Chemical, as the case may be, not later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Administrative Agent's Office, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Administrative Agent's Office shall constitute the making of such payment to the extent of such funds held in such account. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 P.M. (New York time) on such day) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto.

          (b) Any payments under this Agreement that are made later than 2:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          5.4  Net Payments.  (a)  All payments made by the Borrower under this
               ------------
Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any current or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender and
(ii) any taxes imposed on the Administrative Agent or any Lender as a result of a current or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded
                                                             ------------
Taxes") are required to be withheld from any amounts payable to the
- -----
Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the
                                                     --------  -------
Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph
(b) of this Section 5.4. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest, costs or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 5.4(a) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated or organized under the laws of the United States of America or a state thereof shall:

            (i) deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224 or, in the case of Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement;

           (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a Participant pursuant to Section 13.6 or a Lender pursuant to Section
13.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.4(b), provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          (c) The Borrower shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of U.S. Federal withholding tax pursuant to paragraph (a) above to the extent that
(i) the obligation to withhold amounts with respect to U.S. Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Non-U.S. Participant, on the date such Participant became a Participant hereunder); provided, however, that this clause (i) shall not
                          --------  -------
apply to the extent that (x) the indemnity payments or additional amounts any Lender (or Participant) would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender (or Participant) would have been entitled to receive in the absence of such assignment, participation or transfer, or (y) such assignment, participation or transfer had been requested by the Borrower, (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender or Non-U.S. Participant to comply with the provisions of paragraph (b) above or (iii) any of the representations or certifications made by a Non-U.S. Lender or Non-U.S. Participant pursuant to paragraph (b) above are incorrect at the time a payment hereunder is made, other than by reason of any change in treaty, law or regulation having effect after the date such representations or certifications were made.

          (d) If the Borrower determines in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the relevant Lender or the Administrative Agent, as applicable, shall cooperate with the Borrower in challenging such taxes at the Borrower's expense if so requested by the Borrower. If any Lender or the Administrative Agent, as applicable, receives a refund of a tax for which a payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender or Administrative Agent, as the case may be, is attributable to such payment made by the Borrower, then the Lender or the Administrative Agent, as the case may be, shall reimburse the Borrower for such amount as the Lender or Administrative Agent, as the case may be, determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. A Lender or Administrative Agent shall claim any refund that it determines is available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim. Neither the Lender nor the Administrative Agent shall be obliged to disclose any information regarding its tax affairs or computations to the Borrower in connection with this paragraph (d) or any other provision of this
Section 5.4.

          (e) Each Lender represents and agrees that, on the date hereof and at all times during the term of this Agreement, it is not and will not be a conduit entity participating in a conduit financing arrangement (as defined in Section 7701(1) of the Code and the regulations thereunder) with respect to the Borrowings hereunder unless the Borrower has consented to such arrangement prior thereto.

          5.5  Computations of Interest and Fees.  (a)  Interest on Eurodollar
               ---------------------------------
Loans and, except as provided in the next succeeding sentence, ABR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the Prime Rate and interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

          (b) Fees and Letter of Credit Outstandings shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.


          SECTION 6.     Conditions Precedent to Initial Borrowing.
                         -----------------------------------------

          The initial Borrowing under this Agreement is subject to the satisfaction of the following conditions precedent:

               6.1  Credit Documents.  The Administrative Agent shall have
                    ----------------
     received (a) this Agreement, executed and delivered by a duly authorized officer of the Borrower and each Lender, (b) the Guarantee, executed and delivered by a duly authorized officer of each Guarantor, (c) the Pledge Agreement, executed and delivered by each pledgor party thereto and (d) all certificates representing securities pledged under the Pledge Agreement, accompanied by instruments of transfer and stock powers endorsed in blank.

               6.2  Closing Certificate.  The Administrative Agent shall have
                    -------------------
     received a certificate of each Credit Party, dated the Closing Date, substantially in the form of Exhibit G, with appropriate insertions, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Credit Party, and attaching the documents referred to in Sections 6.3 and 6.4.

               6.3  Corporate Proceedings of Each Credit Party.  The
                    ------------------------------------------
     Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Credit Party (or a duly authorized committee thereof) authorizing (a) the execution, delivery and performance of the Credit Documents to which it is a party and (b) in the case of the Borrower, the extensions of credit contemplated hereunder.

               6.4  Corporate Documents.  The Administrative Agent shall
                    -------------------
     have received true and complete copies of the certificate of incorporation and by-laws of each Credit Party.

               6.5  No Material Adverse Change.  There shall have been no
                    --------------------------
     material adverse change in the business, assets, operations, properties, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole since July 2, 1994, except as disclosed in the Borrower's prospectus dated August 10, 1995, as supplemented by the prospectus supplement dated as of August 10, 1995, relating to the sale of the Subordinated Notes.

               6.6  Fees.  The Administrative Agent shall have received the fees
                    ----
     referred to in Section 4.1(e) to be received on the Closing Date.

               6.7  Equity Contributions.  The Equity Contribution shall have
                    --------------------
     been made or shall be made simultaneously with the making of the initial Loans.

               6.8  Merger.  (i) The Merger shall have been consummated, or
                    ------
     shall be consummated simultaneously with the making of the initial Loans, in accordance with applicable law and the Merger Agreement,
     (ii) approximately 94.70% of the shares of Borrower Common Stock outstanding immediately prior to the Merger shall have been converted into the right to receive approximately $880,000,000 in cash in the aggregate,
     (iii) approximately 5.30% of the shares of Borrower Common Stock outstanding immediately prior to the Merger, representing approximately 16.67% of the shares of Borrower Common Stock expected to be outstanding immediately after the Merger shall have been converted into the right to retain shares of Borrower Common Stock, (iv) the Partnership shall have received shares representing approximately 83.33% of the Borrower Common Stock expected to be outstanding immediately after the Merger and (v) the Lenders shall (a) be reasonably satisfied with the capitalization, structure and equity ownership of the Borrower and its subsidiaries (it being agreed that such capitalization, structure and ownership on the date hereof are satisfactory) and (b) be reasonably satisfied that the aggregate level of fees and expenses to be paid in connection with the Merger, the financing therefor and the other transactions contemplated hereby shall not exceed $75,000,000. The Merger Agreement shall not have been amended in any material respect that is, in the reasonable judgment of the Administrative Agent, adverse to the interests of the Lenders, since
     June 22, 1995.

               6.9  Other Indebtedness.  After giving effect to the Merger and
                    ------------------
     the other transactions contemplated hereby, the Borrower and its Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (a) the extensions of credit under this Agreement, (b) the Subordinated Notes and (c) the Indebtedness listed on Schedule 10.2.

               6.10 Closing Date Balance Sheet.  The Lenders shall have received
                    --------------------------
     a pro forma consolidated closing balance sheet of the Borrower, dated the
       --- -----
     Closing Date and reasonably satisfactory to the Lenders.

               6.11 Solvency Letter.  The Lenders shall have received a solvency
                    ---------------
     letter from Murray, Devine & Co., in form and substance reasonably satisfactory to the Lenders, as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Merger, the making of the initial Loans and the consummation of the other transactions contemplated hereby, together with such other evidence of solvency reasonably requested by the Lenders.

               6.12 Required Approvals.  All requisite material governmental
                    ------------------
     authorities and third parties shall have approved or consented to the Merger and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Merger or the other transactions contemplated hereby.

               6.13 Existing Indebtedness of the Borrower.  The Administrative
                    -------------------------------------
     Agent shall have received satisfactory evidence that the Senior Notes shall have been prepaid pursuant to the note purchase agreement for such Senior Notes, that any amounts owing in respect of such Senior Notes by the Borrower shall have been (or shall upon the occurrence of the Closing Date be) paid in full.

               6.14 Legal Opinions.  The Administrative Agent shall have
                    --------------
     received, with a counterpart for each Lender, the executed legal opinions of (a) Simpson Thacher & Bartlett, special New York counsel to the Borrower, substantially in the form of Exhibit E-1, and (b) Sirote & Permutt, Alabama counsel to the Borrower, substantially in the form of Exhibit E-2, and the Borrower hereby instructs such counsel to deliver such legal opinions.

               6.15 Audited Financial Statements.  The Administrative Agent
                    ----------------------------
     shall have received the consolidated balance sheets of the Borrower and its Subsidiaries for the fiscal period ended July 2, 1994, and the related consolidated statements of income and retained earnings and of cash flows for such fiscal period and certified by Arthur Anderson & Co. whose opinion shall not be qualified as to the scope of the audit or as to the status of the Borrower or any of the Specified Subsidiaries as a going concern.

               6.16 Environmental and Safety Conditions.  The Lenders shall be
                    -----------------------------------
     reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which the Borrower and the Subsidiaries may be subject and the plans of the Borrower with respect thereto.

               6.17 Subordinated Notes.  The Borrower shall have received gross
                    ------------------
     proceeds of not less than $400,000,000 from the sale at par of the Subordinated Notes.

          SECTION 7.     Conditions Precedent to All Credit Events.  The
                         -----------------------------------------
agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan, but excluding Mandatory Borrowings) and the obligation of the Letter of Credit Issuer to issue Letters of Credit on any date is subject to the satisfaction of the following conditions precedent:

               7.1  No Default; Representations and Warranties.  At the time of
                    ------------------------------------------
     each Credit Event and also after giving effect thereto (a) there shall exist no Default or Event of Default and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

               7.2  Notice of Borrowing; Letter of Credit Request.  (a)  Prior
                    ---------------------------------------------
     to the making of each Term Loan, each Revolving Credit Loan (other than any Revolving Credit Loan made pursuant to Section 3.4(a)) and each Swingline Loan, the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3.

            (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of
          Section 3.2(a).

          The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified above exist as of that time.


          SECTION 8.     Representations, Warranties and Agreements.  In order
                         ------------------------------------------
to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:

          8.1  Corporate Status.  Each Credit Party (a) is a duly organized and
               ----------------
validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

          8.2  Corporate Power and Authority.  Each Credit Party has the
               -----------------------------
corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and subject to general principles of equity.

          8.3  No Violation.  Neither the execution, delivery and performance by
               ------------
any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the Merger and the other transactions contemplated therein will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or (c) violate any provision of the charter or By-Laws of the Borrower or any of its Subsidiaries.

          8.4  Litigation.  Except as set forth in the Recent SEC Documents (as
               ----------
such term is defined in the Merger Agreement), in the Borrower's Form 10-K for the fiscal year ended July 2, 1994, or in the Borrower's Form 10-Q for the fiscal quarter ended April 8, 1995, in each case as filed with the Securities and Exchange Commission (the "SEC"), there are no actions, suits or proceedings
                              ---
(including, without limitation, Environmental Claims) pending or, to the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

          8.5  Margin Regulations.  Neither the making of any Loan hereunder nor
               ------------------
the use of the proceeds thereof will violate the provisions of Regulation G, T, U or X of the Board.

          8.6  Governmental Approvals.  No order, consent, approval, license,
               ----------------------
authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (a) the execution, delivery and performance of any Credit Document or (b) the legality, validity, binding effect or enforceability of any Credit Document, except any of the foregoing the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.

          8.7  Investment Company Act.  The Borrower is not an "investment
               ----------------------
company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          8.8  True and Complete Disclosure.  (a)  All factual information
               ----------------------------
(taken as a whole) heretofore or contemporaneously furnished by the Borrower or any of its Subsidiaries in writing to the Administrative Agent and/or any Lender on or before the Closing Date (including, without limitation, (i) the Confidential

Information Memorandum and (ii) all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is true and complete in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 8.8(a), such factual information shall not include projections and pro forma financial information.

          (b) The projections and pro forma financial information contained in the factual information referred to in paragraph (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

          8.9  Financial Condition; Financial Statements.  The consolidated
               -----------------------------------------
balance sheets of the Borrower and its Subsidiaries at July 2, 1994, and the related consolidated statements of income and cash flows for the twelve-month period ended as of such date, which statements have been audited by Arthur Andersen & Co., independent certified public accountants, who delivered an unqualified opinion with respect thereto, present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at the date of said statements and the results of operations for the period covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements. There has been no Material Adverse Change since July 2, 1994.

          8.10 Tax Returns and Payments.  Each of the Borrower and its
               ------------------------
Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it that have become due, other than those not yet delinquent or contested in good faith. The Borrower and each of its Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) in accordance with GAAP for the payment of, all material federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the Closing Date.

          8.11 Compliance with ERISA.  Each Plan is in compliance with ERISA,
               ---------------------
the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to the Borrower, any Subsidiary or any ERISA Affiliate; no Plan (other than a multiemployer plan) has an accumulated or waived funding deficiency (or is reasonably likely to have such a deficiency); neither the Borrower nor any Subsidiary nor any ERISA Affiliate has incurred (or is reasonably likely expected to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or
4204 of ERISA or Section 4971 or 4975 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to the Borrower, any Subsidiary or any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower, any Subsidiary or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of the Borrower, any Subsidiary or any ERISA Affiliate on account of any Plan, except to the extent that a
                                               ------
breach of any of the foregoing representations, warranties or agreements in this
Section 8.11 would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect. No Plan (other than a multiemployer plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11, be reasonably likely to have a Material Adverse Effect. With respect to Plans that are multiemployer plans (as defined in Section 3(37) of ERISA), the representations and warranties in this Section 8.11, other than any made with respect to (a) liability under Section 4201 or 4204 of ERISA or
(b) liability for termination or reorganization of such Plans under ERISA, are made to the best knowledge of the Borrower.

          8.12 Subsidiaries.  Schedule 8.12 lists each Subsidiary of the
               ------------
Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Closing Date. To the knowledge of the Borrower, each Specified Subsidiary as of the Closing Date has been so designated on Schedule 8.12.

          8.13 Patents, etc.  The Borrower and each of its Subsidiaries have
               -------------
obtained all patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights could not reasonably be expected to have a Material Adverse Effect.

          8.14 Environmental Laws.  (a)  Other than instances of noncompliance
               ------------------
that could not reasonably be expected to have a Material Adverse Effect: (i) the Borrower and each of its Subsidiaries are in compliance with all Environmental Laws in all jurisdictions in which the Borrower and each of its Subsidiaries are currently doing business (including, without limitation, having obtained all material permits required under Environmental Laws); and (ii) the Borrower will comply and cause each of its Subsidiaries to comply with all such Environmental Laws (including, without limitation, all permits required under Environmental
Laws).

          (b) Neither the Borrower nor any of its Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly owned Real Estate or facility relating to its business in a manner that could reasonably be expected to have a Material Adverse Effect.

          8.15 Properties.  The Borrower and each of its Subsidiaries have good
               ----------
title to or leasehold interest in all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement) and except where the failure to have such good title could not reasonably be expected to have a Material Adverse Effect.

          SECTION 9.     Affirmative Covenants.  The Borrower hereby covenants
                         ---------------------
and agrees that on the Closing Date and thereafter, for so long as this Agreement is in effect and until the Commitments, the Swingline Commitment and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

          9.1  Information Covenants.  The Borrower will furnish to each Lender
               ---------------------
and the Administrative Agent:

          (a)  Annual Financial Statements.  On or before the date on which such
               ---------------------------
     financial statements are required to be filed with the SEC, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statement of income and retained earnings and of cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year, and certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower or any of the Specified Subsidiaries as a going concern, together in any event with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default relating to accounting matters that has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (b)  Quarterly Financial Statements.  As soon as available and in any
               ------------------------------
     event on or before the date on which such financial statements are required to be filed with the SEC with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly period and the related consolidated statement of income for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, all of which shall be certified by an Authorized Officer of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments.

          (c)  Monthly Financial Statements.  As soon as available and in any
               ----------------------------
     event within 30 days after the close of each fiscal month of the Borrower, commencing with February 1996, the consolidated statement of income for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such fiscal month, and setting forth comparative consolidated figures for the related fiscal month or months in the prior fiscal year, all of which shall be in the format prepared by management of the Borrower for its internal use.

          (d)  Budgets.  Within 60 days after the commencement of each fiscal
               -------
     year of the Borrower, budgets of the Borrower in reasonable detail for the fiscal year as customarily prepared by management of the Borrower for its internal use, setting forth the principal assumptions upon which such budgets are based.

          (e)  Officer's Certificates.  At the time of the delivery of the
               ----------------------
     financial statements provided for in Section 9.1(a) and (b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth
     (i) the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 10.9, 10.10, 10.11 and 10.12 as at the end of such fiscal year or period, as the case may be, (ii) a specification of any change in the identity of the Subsidiaries and the Specified Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Subsidiaries and the Specified Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be and (iii) the Status that is effective on the date of such delivery.

          (f)  Notice of Default or Litigation.  Promptly after an Authorized
               -------------------------------
     Officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (ii) any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

          (g)  Environmental Matters.  The Borrower will promptly advise the
               ---------------------
     Lenders in writing after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect:

                 (i) Any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Estate;

                (ii) Any condition or occurrence on any Real Estate that (x) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against the Borrower or any of its subsidiaries or any Real Estate;

               (iii) Any condition or occurrence on any Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; and

                (iv) The taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Estate.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's response thereto.

          (h)  Other Information.  Promptly upon filing thereof, copies of any
               -----------------
     filings on Form 10-K, 10-Q or 8-K or registrations with, and reports to, the SEC by the Borrower or any of its Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Lenders), exhibits to any registration statement and any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that the Borrower or any of its Subsidiaries shall send to the holders of any publicly issued debt of the Borrower and/or any of its Subsidiaries in their capacity as such holders (in each case to the extent not theretofore delivered to the Lenders pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing from time to time.

          9.2  Books, Records and Inspections.  The Borrower will, and will
               ------------------------------
cause each of the Specified Subsidiaries to, permit officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession to the extent that it is within the Borrower's or such Subsidiary's control to permit such inspection, and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire.

          9.3  Maintenance of Insurance.  The Borrower will, and will cause each
               ------------------------
of the Specified Subsidiaries to, at all times maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice.

          9.4  Payment of Taxes.  The Borrower will pay and discharge, and will
               ----------------
cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims that, if unpaid, could reasonably be expected to become a material Lien upon any properties of the Borrower or any of the Specified Subsidiaries, provided that
                                                                 --------
neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP.

          9.5  Consolidated Corporate Franchises.  The Borrower will do, and
               ---------------------------------
will cause each Specified Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect; provided, however,
                                                          --------  -------
that the Borrower and its Subsidiaries may consummate any transaction permitted under Section 10.4 or 10.5.

          9.6  Compliance with Statutes, Obligations, etc.  The Borrower will,
               -------------------------------------------
and will cause each Subsidiary to, comply with all applicable laws, rules, regulations and orders, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          9.7  ERISA.  Promptly after the Borrower or any Subsidiary or any
               -----
ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the

Borrower will deliver to each of the Lenders a certificate of an Authorized Officer or any other senior officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Borrower, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant's benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan having an Unfunded Current Liability has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); that a Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against the Borrower, a Subsidiary or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the PBGC has notified the Borrower, any Subsidiary or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan; that the Borrower, any Subsidiary or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Plan; or that the Borrower, any Subsidiary or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of
the Code.

          9.8  Good Repair.  The Borrower will, and will cause each of its
               -----------
Subsidiaries to, ensure that its properties and equipment used or useful in its business in whomsoever's possession they may be to the extent that it is within the Borrower's or such Subsidiary's control to cause same, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses and consistent with third party leases, except in each case to the extent the failure to do so could be reasonably expected to have a Material Adverse Effect.

          9.9  Transactions with Affiliates.  The Borrower will conduct, and
               ----------------------------
cause each of its Subsidiaries to conduct, all transactions with any of its Affiliates on terms that are substantially as favorable to the Borrower or such Subsidiary as it would obtain in a comparable arm's-length transaction with a Person that is not an Affiliate, provided that the foregoing restrictions shall
                                 --------
not apply to (a) the payment of customary annual fees to KKR and its Affiliates for management, consulting and financial services rendered to the Borrower and its Subsidiaries, and investment banking fees paid to KKR and its Affiliates for services rendered to the Borrower and its Subsidiaries in connection with divestitures, acquisitions, financings and other transactions, (b) customary fees paid to members of the Board of Directors of the Borrower and its Subsidiaries and (c) transactions permitted by Section 10.7.

          9.10 End of Fiscal Years; Fiscal Quarters.  The Borrower will, for
               ------------------------------------
financial reporting purposes, cause (a) each of its, and each of its Subsidiaries', fiscal years to end on the Saturday nearest June 30 of each year and (b) each of its, and each of its Subsidiaries', fiscal quarters to end on
(i) the Saturday 12 weeks after, (ii) the Saturday 26 weeks after and (iii) the Saturday 40 weeks after, the Saturday nearest June 30 of each year; provided,
                                                                    --------
however, that the Borrower may, upon written notice to the Administrative Agent,
- -------
change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

          9.11 Additional Guarantors.  The Borrower will cause any direct or
               ---------------------
indirect domestic Subsidiary formed or otherwise purchased or acquired after the date hereof to execute a supplement to the

Guarantee, in form and substance reasonably satisfactory to the Administrative Agent, in order to become a Guarantor.

          9.12 Pledges of Additional Stock and Evidence of Indebtedness.  The
               --------------------------------------------------------
Borrower will pledge to the Administrative Agent, for the benefit of the Lenders, (a) all the capital stock of each direct domestic Subsidiary (or 65% of the capital stock of each direct foreign Subsidiary) formed or otherwise purchased or acquired after the date hereof, in each case pursuant to a supplement to the Pledge Agreement in form and substance reasonably satisfactory to the Administrative Agent, (b) all the capital stock of any direct domestic Subsidiary (or 65% of the capital of each direct foreign Subsidiary) that is not a direct Subsidiary on the date hereof but subsequently becomes a direct Subsidiary, in each case pursuant to a supplement to the Pledge Agreement in form and substance reasonably satisfactory to the Administrative Agent, and
(c) all evidences of Indebtedness in excess of $5,000,000 received by the Borrower or any of the direct Subsidiaries in connection with any disposition of assets pursuant to Section 10.5(b), in each case pursuant to a supplement to the Pledge Agreement in form and substance reasonably satisfactory to the Administrative Agent.

          9.13 Use of Proceeds.  The Borrower will use the Letters of Credit and
               ---------------
the proceeds of all Loans for the purposes set forth in the introductory statement to this Agreement.


          SECTION 10.     Negative Covenants.  The Borrower hereby covenants and
                          ------------------
agrees that on the Closing Date and thereafter, for so long as this Agreement is in effect and until the Commitments, the Swingline Commitment and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

          10.1 Changes in Business.  The Borrower and its Subsidiaries taken as
               -------------------
a whole will not fundamentally and substantively alter the character of their business taken as a whole from the business conducted by the Borrower and its Subsidiaries taken as a whole on the date hereof and other business activities incidental or related thereto, except that the Borrower and its Subsidiaries may engage in the Permitted Business and other business activities reasonably incidental thereto.

          10.2 Limitation on Indebtedness.  The Borrower will not, and will not
               --------------------------
permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness arising under the Credit Documents;

          (b) Indebtedness of (i) the Borrower to any Subsidiary of the Borrower and (ii) Indebtedness of any Subsidiary to the Borrower or any other Subsidiary;

          (c) Indebtedness in respect of any bankers' acceptance, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business;

          (d) Guarantee Obligations in respect of obligations that are permitted to be incurred under this Agreement;

          (e) Contingent Obligations incurred in the ordinary course of business in respect of obligations of suppliers, customers, franchisees, lessors and licensees;

          (f) (i) Indebtedness arising under Capital Leases in an aggregate amount not exceeding $40,000,000 at any time outstanding, (ii) additional Indebtedness incurred within 270 days of the acquisition, construction or improvement of fixed or capital assets to finance the acquisition, construction or improvement of such fixed or capital assets or otherwise incurred in respect of Capital Expenditures permitted by Section 10.12, provided that, at any time at which the Consolidated Total Debt to
     --------
     Consolidated EBITDA Ratio for the most recently ended Test Period is greater than 4.00:1.00, the aggregate principal amount of any such additional Indebtedness incurred and remaining outstanding pursuant to this clause (ii) shall not exceed $100,000,000, and (iii) any refinancing, refunding, renewal or extension of any Indebtedness specified in clause (ii) above, provided that the principal amount thereof is not
                           --------
     increased above the principal amount thereof outstanding immediately prior to such refinancing refunding, renewal or extension;

          (g) Indebtedness outstanding on the date hereof and listed on
     Schedule 10.2 and any refinancing, refunding, renewal or extension thereof, provided that (i) the principal amount thereof is not increased above the
     --------
     principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (ii) the direct and contingent obligors with respect to such Indebtedness are not changed;

          (h) Indebtedness in respect of Hedge Agreements;

          (i) Indebtedness in respect of the Subordinated Notes;

          (j) Indebtedness incurred in connection with any Permitted Mortgage Financing;

          (k) (i) additional Indebtedness of the Borrower not contemplated by clauses (a) through (j) above and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in clause (i) above, provided
                                                                     --------
     that (A) the Borrower shall remain the sole direct obligor with respect to such Indebtedness and (B) the amount of Indebtedness incurred and remaining outstanding pursuant to this clause (k) shall not at any time exceed $50,000,000; and

          (n) Indebtedness that is incurred in the ordinary course of business for working capital purposes and matures within one year from the date incurred, provided that the aggregate principal amount of Indebtedness of
               --------
     the Borrower and its Subsidiaries incurred pursuant to this clause (n) shall not exceed $5,000,000 at any time outstanding.

          10.3 Limitation on Liens.  The Borrower will not, and will not permit
               -------------------
any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Subsidiary, whether now owned or hereafter acquired, except:

          (a) Liens arising under the Credit Documents;

          (b) Permitted Liens;

          (c) Liens securing Indebtedness permitted pursuant to Section 10.2(f), provided that such Liens attach only to the assets so financed;
     --------

          (d) Liens existing on the date hereof on assets of the Borrower or any of its Subsidiaries;

          (e) Liens securing Indebtedness incurred in connection with any Permitted Mortgage Financing;

          (f) the replacement, extension or renewal of any Lien permitted by clauses (a) through (e) above upon or in the same assets theretofore subject to such Lien or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby; and

          (g) additional Liens securing Indebtedness of the Borrower or any Subsidiary so long as the aggregate principal amount of the Indebtedness so secured does not exceed $10,000,000 at any time outstanding.

          10.4 Limitation on Fundamental Changes.  The Borrower will not, and
               ---------------------------------
will not permit any of its Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:

          (a) the Borrower may effect the Merger;

          (b) so long as no Default or Event of Default would result from the consummation of any merger or consolidation described in this clause (b),
     (i) any Subsidiary of the Borrower or any other Person may be merged or consolidated with or into the Borrower, provided that the Borrower shall be
                                             --------
     the continuing or surviving corporation, and (ii) any Subsidiary of the Borrower or any other Person may be merged or consolidated with any one or more other Subsidiaries of the Borrower, provided that, in the case of any
                                              --------
     merger or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving corporation;

          (c) any Subsidiary that is not a Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any other Subsidiary of the Borrower; and

          (d) any Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Guarantor.

          10.5 Limitation on Sale of Assets.  The Borrower will not, and will
               ----------------------------
not permit any of its Subsidiaries to, (i) convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired (other than any such sale, transfer, assignment or other disposition resulting from any casualty or condemnation, of any assets of the Borrower or its Subsidiaries) or (ii) issue or sell any shares of a Subsidiary's capital stock to any Person other than the Borrower or a Guarantor, except that:

          (a) the Borrower and its Subsidiaries may sell, transfer or otherwise dispose of used or surplus equipment, vehicles, inventory and other assets in the ordinary course of business;

          (b) the Borrower and its Subsidiaries may sell, transfer or otherwise dispose of other assets for fair value, provided that (i) the aggregate
                                             --------
     amount of such sales, transfers and disposals by the Borrower and its Subsidiaries taken as a whole pursuant to this clause (b) shall not exceed the aggregate $225,000,000 during the term of this Agreement and
     (ii) any consideration in excess of $5,000,000 received by the Borrower or any direct Subsidiary in connection with such sales, transfers and other dispositions of assets pursuant to this clause (b) that is in the form of Indebtedness shall be pledged to the Administrative Agent pursuant to
     Section 9.12;

          (c) the Borrower and its Subsidiaries may make sales of assets for fair value to any Subsidiary of the Borrower;

          (d) any Subsidiary may effect any transaction permitted by
     Section 10.4; and

          (e) the Borrower and its Subsidiaries may sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof.

          10.6 Limitation on Investments.  The Borrower will not, and will not
               -------------------------
permit any of its Subsidiaries to, make any advance, loan, extensions of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets of, or make any other investment in, any Person, except:

          (a) extensions of trade credit in the ordinary course of business;

          (b) Permitted Investments;

          (c) loans and advances to officers, directors and employees of the Borrower or any of its Subsidiaries (i) to finance the purchase of capital stock of the Borrower and (ii) for additional purposes not contemplated by clause (i) above in an aggregate principal amount at any time outstanding with respect to this clause (ii) not exceeding $2,500,000;

          (d) investments existing on the date hereof (including the investment on the date hereof in PM Associates) and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all investments pursuant to this clause (d) is not increased at any time above the amount of such investments existing on the date hereof;

          (e) investments in Hedge Agreements permitted by Section 10.2(h);

          (f) investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business;

          (g) investments payment for which is made solely with capital stock of the Borrower;

          (h) investments constituting non-cash proceeds of sales of assets to the extent permitted by Section 10.5;

          (i) investments by the Borrower or any of its Subsidiaries to the extent that such investments constitute the proceeds from capital contributions to the Borrower or issuances of equity securities of the Borrower;

          (j) investments by the Borrower and its Subsidiaries in any domestic Subsidiary; and

          (k) additional investments (including investments in connection with any Permitted Acquisition) not contemplated by clauses (a) through (j) above in an aggregate amount at the time of such investment not in excess of (i) the Available Investment Amount at such time minus (ii) the
                                                         -----
     aggregate amount of all investments that have been made pursuant to this clause (k) and remain outstanding at such time (it being understood that each investment made pursuant to this clause (k) shall be deemed not to be outstanding to the extent of any return or repayment of such investment).

          10.7 Limitation on Dividends.  The Borrower will not declare or pay
               -----------------------
any dividends (other than dividends payable solely in its capital stock or rights, warrants or options to purchase its capital stock) or return any capital to its stockholders or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an investment permitted by Section 10.6) any shares of any class of the capital stock of the Borrower or any other Subsidiary of the Borrower, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), provided that, so long as no Event of
                              ---------    --------
Default exists or would exist after giving effect thereto, (a) the Borrower may redeem in whole or in part any capital stock of the Borrower for another class of capital stock or rights to acquire capital stock of the Borrower, provided
                                                                     --------
that such other class of capital stock contains terms and provisions at least as advantageous to the Lenders as those contained in the capital stock redeemed thereby, and (b) the Borrower may repurchase shares of its capital stock (and/or options or warrants in respect thereof) held by its officers, directors and employees so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements.

          10.8 Limitation on Debt Payments.  The Borrower will not optionally
               ---------------------------
prepay, repurchase or redeem or otherwise defease any subordinated Indebtedness for borrowed money of the Borrower or any Subsidiary (including the Subordinated Notes); provided, however, that so long as no Default or Event of Default has
        --------  -------
occurred and is continuing, the Borrower may optionally prepay, repurchase or redeem any Subordinated Notes or other subordinated Indebtedness of the Borrower or any of its Subsidiaries with a portion of the Net Cash Proceeds of any issuance by the Borrower of equity securities (provided, however, that the
                                               --------  -------
aggregate price of such prepayment, repurchase or redemption shall not exceed 50% of the Net Cash Proceeds received by the Borrower from the issuance of equity securities by the Borrower).

          10.9 Consolidated Total Debt to Consolidated EBITDA Ratio.  The
               ----------------------------------------------------
Borrower will not permit the ratio of (a) Consolidated Total Debt as of the last day of any Test Period ending during any period set forth below to
(b) Consolidated EBITDA for such Test Period to be greater than the ratio set forth below opposite such period:

                                 Period                            Ratio
                                 ------                            -----
                Closing Date through October 31, 1996             6.70:1.00
                December 31, 1996 through March 31, 1997          6.30:1.00
                June 30, 1997 through March 31, 1998              5.60:1.00
                June 30, 1998 through March 31, 1999              4.80:1.00
                June 30, 1999 through March 31, 2000              4.20:1.00
                June 30, 2000 through March 31, 2001              3.50:1.00
                June 30, 2001 through March 31, 2002              3.25:1.00
                June 30, 2002 through March 31, 2003              3.25:1.00
                June 30, 2003 through March 31, 2004              3.25:1.00
                June 30, 2004 through the Maturity Date           3.25:1.00


          10.10     Consolidated EBITDA to Consolidated Interest Expense Ratio.
                    ----------------------------------------------------------
The Borrower will not permit the ratio of (a) Consolidated EBITDA for any Test Period ending during any period set forth below to (b) Consolidated Interest Expense for such Test Period to be less than the ratio set forth below opposite such period:


                                 Period                            Ratio
                                 ------                            -----
                Closing Date through March 31, 1996               1.35:1.00
                June 30, 1996 through October 31, 1996            1.45:1.00
                December 31, 1996 through March 31, 1997          1.65:1.00
                June 30, 1997 through March 31, 1998              1.85:1.00
                June 30, 1998 through March 31, 1999              2.15:1.00
                June 30, 1999 through March 31, 2000              2.55:1.00
                June 30, 2000 through March 31, 2001              2.95:1.00
                June 30, 2001 through March 31, 2002              3.35:1.00
                June 30, 2002 through March 31, 2003              3.50:1.00
                June 30, 2003 through March 31, 2004              3.50:1.00
                June 30, 2004 through the Maturity Date           3.50:1.00

          10.11     Consolidated Fixed Charge Coverage Ratio.  The Borrower will
                    ----------------------------------------
not permit the ratio of (a) the sum of (i) Consolidated EBITDA for any Test Period ending during any period set forth below and (ii) Consolidated Rental Expense for such Test Period to (b) the sum of (i) Consolidated Interest Expense for such Test Period and (ii) Consolidated Rental Expense for such Test Period to be less than the ratio set forth below opposite such period:


                                 Period                        Amount
                                 ------                        ------
                Closing Date through March 31, 1996            1.25:1.00
                June 30, 1996 through October 31, 1996         1.30:1.00
                December 31, 1996 though March 31, 1997        1.40:1.00
                June 30, 1997 through March 31, 1998           1.50:1.00
                June 30, 1998 through March 31, 1999           1.65:1.00
                June 30, 1999 through March 31, 2000           1.80:1.00
                June 30, 2000 through March 31, 2001           1.95:1.00
                June 30, 2001 through March 31, 2002           2.05:1.00
                June 30, 2002 through March 31, 2003           2.20:1.00
                June 30, 2003 through March 31, 2004           2.20:1.00
                June 30, 2004 through the Maturity Date        2.20:1.00



          10.12     Capital Expenditures.   The Borrower will not, and will
                    --------------------
not permit any of its Subsidiaries, to make any Capital Expenditures (other than Permitted Acquisitions that constitute Capital Expenditures) that would cause the aggregate amount of all Capital Expenditures made by the Borrower and its Subsidiaries in any fiscal year of the Borrower set forth below to exceed the amount set forth below opposite such fiscal year:


                      Fiscal Year Ending on
                      ---------------------
                       the Saturday Nearest                   Amount
                       --------------------                   ------


                          June 30, 1996                     $80,000,000
                          June 30, 1997                      80,000,000
                          June 30, 1998                      90,000,000
                          June 30, 1999                      95,000,000
                          June 30, 2000                     105,000,000
                          June 30, 2001                     105,000,000
                          June 30, 2002                     105,000,000
                          June 30, 2003                     105,000,000
                          June 30, 2004                     105,000,000

Any Capital Expenditure permitted to be made but not made in any fiscal year set forth above may be carried forward to the next succeeding fiscal year and added to the amounts set forth above for such next succeeding fiscal year; provided, however, that the aggregate amount of all Capital
             --------  -------
Expenditures made by the Borrower and its Subsidiaries shall not exceed (a) $120,000,000 in the case of the fiscal year of the Borrower ending on the Saturday nearest June 30, 1997; (b) $120,000,000 in the case of the fiscal year of the Borrower ending on the Saturday nearest June 30, 1998; (c) $130,000,000 in the case of the fiscal year of the Borrower ending on the Saturday nearest June 30, 1999; (d) $140,000,000 in the case of the fiscal year of the Borrower ending on the Saturday nearest June 30, 2000; and (e) $150,000,000 in the case of any fiscal year of the Borrower thereafter.

          SECTION 11.     Events of Default.  Upon the occurrence of any of the
                          -----------------
following specified events (each an "Event of Default"):
                                     ----------------

          11.1 Payments.  The Borrower shall (a) default in the payment when due
               --------
of any principal of the Loans or (b) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any Unpaid Drawings or of any other amounts owing hereunder or under any other Credit Document; or

          11.2 Representations, etc.  Any representation, warranty or statement
               ---------------------
made or deemed made by any Credit Party herein or in the Guarantee, the Pledge Agreement or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          11.3 Covenants.  Any Credit Party shall (a) default in the due
               ---------
performance or observance by it of any term, covenant or agreement contained in
Section 9.1(f) and Section 10 or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1, 11.2 or clause (a) of this Section 11.3) contained in this Agreement, the Guarantee or the Pledge Agreement and such default shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders; or

          11.4 Default Under Other Agreements. (a) The Borrower or any of its
               ------------------------------
Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) in excess of $20,000,000 in the aggregate, for the Borrower and such Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or
(ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or (except in the case of Indebtedness consisting of any Hedge Agreement) any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) without limiting the provisions of clause (a) above, any such Indebtedness (other than Indebtedness consisting of any Hedge Agreement) shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment, prior to the stated maturity thereof; or

          11.5 Bankruptcy, etc. The Borrower or any Specified Subsidiary shall
               ----------------
commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the
              ---------------
Borrower or any Specified Subsidiary and the petition is not controverted within 10 days after commencement of the case; or an involuntary case is commenced against the Borrower or any Specified Subsidiary and the petition is not dismissed within 60 days after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any Specified Subsidiary; or the Borrower or any Specified Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Specified Subsidiary; or there is commenced against the Borrower or any Specified Subsidiary any such proceeding that remains undismissed for a period of 60 days; or the Borrower or any Specified Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any Specified Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any Specified Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any Specified Subsidiary for the purpose of effecting any of the foregoing; or

          11.6 ERISA.  (a) Any Plan shall fail to satisfy the minimum funding
               -----
standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); any Plan shall have an accumulated funding deficiency (whether or not waived); the Borrower or any Subsidiary or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); (b) there could result from any event or events set forth in clause (a) of this Section 11.6 the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and (c) such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect; or

          11.7 Guarantee.  The Guarantee or any material provision thereof shall
               ---------
cease to be in full force or effect or any Guarantor thereunder or any Credit Party shall deny or disaffirm in writing such Guarantor's obligations under the Guarantee; or

          11.8 Pledge Agreement.  The Pledge Agreement or any material provision
               ----------------
thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Administrative Agent or any Lender) or any Pledgor thereunder or any Credit Party shall deny or disaffirm in writing such Pledgor's obligations under the Pledge Agreement; or

          11.9 Judgments.  One or more judgments or decrees shall be entered
               ---------
against the Borrower or any of its Subsidiaries involving a liability of $20,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries (to the extent not paid or fully covered by insurance provided by a carrier that has acknowledged coverage in writing) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

          11.10     Change of Control.  A Change of Control shall occur;
                    -----------------

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that,
                                                                 --------
if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower or any Material Subsidiary, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i), (ii) and (iv) below shall occur automatically without the giving of any such notice):
(i) declare the Total Term Loan Commitment and the Total Revolving Commitment terminated, whereupon the Commitments and Swingline Commitment, if any, of each Lender or Chemical, as the case may be, shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit that may be terminated in accordance with its terms; and/or (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5 with respect to the Borrower or any Material Subsidiary, it will pay) to the Administrative Agent at the Administrative Agent's Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations for Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding.


          SECTION 12.     The Administrative Agent.
                          ------------------------

          12.1 Appointment.  Each Lender hereby irrevocably designates and
               -----------
appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably
incidental thereto.   Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.

          12.2 Delegation of Duties.  The Administrative Agent may execute any
               --------------------
of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          12.3 Exculpatory Provisions.  Neither the Administrative Agent nor any
               ----------------------
of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any Guarantor or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of the Borrower or any Guarantor to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower.

          12.4 Reliance by Administrative Agent.  The Administrative Agent shall
               --------------------------------
be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.
The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          12.5 Notice of Default.  The Administrative Agent shall not be deemed
               -----------------
to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the
                                             --------
Administrative Agent shall have received such directions, the

Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          12.6 Non-Reliance on Administrative Agent and Other Lenders.  Each
               ------------------------------------------------------
Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any Guarantor, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and any Guarantor and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and any Guarantor. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower or any Guarantor that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          12.7 Indemnification.  The Lenders agree to indemnify the
               ---------------
Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective portions of the Total Credit Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, provided
                                                                       --------
that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder.

          12.8 Administrative Agent in Its Individual Capacity.  The
               -----------------------------------------------
Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any Guarantor as though the Administrative Agent were not the Administrative Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

          12.9 Successor Agent.  The Administrative Agent may resign as
               ---------------
Administrative Agent upon 20 days' prior written notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Credit Documents.


          SECTION 13.     Miscellaneous.
                          -------------

          13.1 Amendments and Waivers.  Neither this Agreement nor any other
               ----------------------
Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or
(b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver
                                          --------  -------
and no such amendment, supplement or modification shall directly (i) forgive any portion of any Loan or extend the final scheduled maturity date of any Loan, or reduce the stated rate of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates) or extend the final expiration date of any Lender's Commitment or increase the aggregate amount of the Commitments of any Lender, in each case without the written consent of each Lender directly and adversely affected thereby, or (ii) amend, modify or waive any provision of this Section 13.1 or reduce the percentages specified in the definitions of the terms "Required Lenders", "Required Tranche A Lenders", "Required Tranche B, C and D Lenders", "Supermajority Tranche A Lenders" and "Supermajority Tranche B, C and D Lenders", or consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party, in each case without the written consent of each Lender directly and adversely affected thereby, or (iii) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent, or (iv) amend, modify or waive any provision of Section 3 without the written consent of the Letter of Credit Issuer, or (v) amend, modify or waive any provisions hereof relating to Swingline Loans without the written consent of Chemical, or (vi) change any Revolving Credit Commitment to any other Commitment (other than a Tranche A Commitment), change any Tranche A Commitment to any other Commitment (other than a Revolving Credit Commitment) or change any Tranche B Commitment, Tranche C Commitment or Tranche D Commitment to any other Commitment, in each case without the prior written consent of each Lender directly and adversely affected thereby, or (vii) decrease any Tranche A Repayment Amount, extend any scheduled Tranche A Repayment Date or decrease the amount of any mandatory prepayment to be received by any Lender holding any Tranche A Loans, in each case without the written consent of the Required Tranche A Lenders, or (viii) decrease any scheduled Tranche B Repayment Amount, Tranche C Repayment Amount or Tranche D Repayment Amount, extend any Tranche B Repayment Date, Tranche C Repayment Date or Tranche D Repayment Date or decrease the amount of any mandatory prepayment to be received by any Lender holding any Tranche B Loans, Tranche C Loans or Tranche D Loans, in each case without the written consent of the Required Tranche B, C, and D Lenders, or (ix) release all or substantially all the Collateral or release all or substantially all the Guarantors under the Guarantee, in each case without the written consent of (A) the Supermajority Tranche A Lenders and (B) the Supermajority Tranche B, C and D Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          13.2 Notices.  All notices, requests and demands to or upon the
               -------
respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth on Schedule 1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

    The Borrower:                  Bruno's Inc.
                                   800 Lakeshore Parkway
                                   Birmingham, AL 35211
                                   Attention:  Chief Financial Officer
                                   Fax:  205-940-9400

                                   with a copy to:

                                   Bruno's, Inc.
                                   In care of Kohlberg Kravis Roberts & Co.
                                   9 West 57th Street
                                   New York, NY  10019
                                   Attention:  Nils Brous
                                   Fax:  212-750-0003

    The Administrative Agent:      Chemical Bank Agency
                                      Services Corporation
                                   Grand Central Tower
                                   140 East 45th Street
                                   New York, NY  10017
                                   Attention: Janet Belden
                                   Fax:  212-622-0002

                                   with a copy to:

                                   Chemical Bank
                                   270 Park Avenue
                                   New York, New York  10017
                                   Attention:  Robert Gaynor
                                   Fax:  212-972-0009


provided that any notice, request or demand to or upon the Administrative
- --------
Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.

          13.3 No Waiver; Cumulative Remedies.  No failure to exercise and
               ------------------------------
no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          13.4 Survival of Representations and Warranties.  All
               ------------------------------------------
representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          13.5 Payment of Expenses and Taxes.  The Borrower agrees (a) to pay or
               -----------------------------
reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including, without limitation, the reasonable fees, disbursements and other charges of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold harmless each Lender and the Administrative Agent from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in, paying, stamp, excise and other similar taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents, and (d) to pay, indemnify, and hold harmless each Lender and the Administrative Agent and their respective directors, officers, employees and agents from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever including reasonable and documented fees, disbursements and other charges of counsel with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to
               --------
the Administrative Agent or any Lender nor any of their respective directors, officers, employees and agents with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the party to be indemnified or (ii) disputes among the Administrative Agent, the Lenders and/or their transferees. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder.

          13.6 Successors and Assigns; Participations and Assignments.  (a)
               ------------------------------------------------------
(i) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (ii) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to
                 ------------
such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Credit Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Credit Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Credit Document, or any consent to any departure by any Credit Party therefrom, except to the extent that such amendment, waiver or consent would directly forgive any principal of, or interest on (other than as a result of waiving the applicability of any post-default increase in interest rates), the Loans or any Fees payable hereunder, or postpone the date of the final scheduled maturity of any Loan, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that,
           --------
in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in
Section 13.7 as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.10 and 2.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender, provided that no
                                                      --------
Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (iii) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate (with the consent of the Borrower if any increased costs would result therefrom) thereof or, with the consent of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld, it being understood that, without limitation, the Borrower shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority), to an additional bank or financial institution (an "Assignee") all or any part of its
                                              --------
rights and obligations under this Agreement and the other Credit Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, except in the case of
                                          --------
an assignment of all of a Lender's interests under this Agreement, unless otherwise agreed to by the Borrower and the Administrative Agent, no such assignment to an Assignee (other than any Lender or any Affiliate thereof) shall be in an aggregate principal amount of less than (A) $10,000,000 in the case of Revolving Credit Loans, Revolving Credit Commitments and Tranche A Term Loans in the aggregate and (B) $5,000,000 in the case of Tranche B Term Loans, Tranche C Term Loans and Tranche D Term Loans in the aggregate. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this Agreement to the contrary, the consent of the Borrower shall not be required for any assignment that occurs at any time when any of the events described in Section 11.5 shall have occurred and be continuing with respect to the Borrower.

          (b) Nothing herein shall prohibit any Lender from pledging or assigning all or any portion of its Loans to any Federal Reserve Bank in accordance with applicable law. In order to facilitate such pledge or assignment, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower's own expense, a promissory note, substantially in the form of Exhibit C-1 or C-2, as the case may be, evidencing the Term Loans and Revolving Credit Loans, respectively, owing to such Lender.

          (c) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in Section 13.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and
 --------
the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) (i) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.


          (e) Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any
                                                  ----------
prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement, provided that neither the Administrative
                                    --------
Agent nor any Lender shall provide to any Transferee or prospective Transferee any of the Confidential Information unless such person shall have previously executed a Confidentiality Agreement in the form of Exhibit I.

          13.7 Replacements of Lenders under Certain Circumstances.  The
               ---------------------------------------------------
Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.10, 2.12, 3.5 or 5.4, (b) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken or
(c) becomes a Defaulting Lender, with a replacement bank or other financial institution, provided that (i) such replacement does not conflict with any
             --------
Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts), pursuant to Section 2.10, 2.12, 3.5 or 5.4, as the case may be) owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section
13.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

          13.8 Adjustments; Set-off.  (a)  If any Lender (a "benefitted Lender")
               --------------------                          -----------------
shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits
- --------  -------
is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not
                     --------
affect the validity of such set-off and application.

          13.9 Counterparts.  This Agreement may be executed by one or more of
               ------------
the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          13.10     Severability.  Any provision of this Agreement that is
                    ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13.11     Integration.  This Agreement and the other Credit Documents
                    -----------
represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

          13.12     GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND
                    -------------
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          13.13     Submission To Jurisdiction; Waivers.  The Borrower hereby
                    -----------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages.

          13.14     Acknowledgements.  The Borrower hereby acknowledges that:
                    ----------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the

     Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          13.15     WAIVERS OF JURY TRIAL.  THE BORROWER, THE ADMINISTRATIVE
                    ---------------------
AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          13.16     Confidentiality.  The Administrative Agent and each Lender
                    ---------------
shall hold all non-public information furnished by or on behalf of the Borrower in connection with such Lender's evaluation of whether to become a Lender hereunder or obtained by such Lender or the Administrative Agent pursuant to the requirements of this Agreement ("Confidential Information"), in accordance with
                                 ------------------------
its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure as required or requested by any governmental agency or representative thereof or pursuant to legal process or to such Lender's or the Administrative Agent's attorneys or independent auditors, provided that unless specifically
                                           --------
prohibited by applicable law or court order, each Lender and the Administrative Agent shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further that in no event shall any Lender or the
                      ----------------
Administrative Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary of the Borrower. Each Lender and the Administrative Agent agrees that it will not provide to prospective Transferees any of the Confidential Information unless such Person shall have previously executed a Confidentiality Agreement in the form of Exhibit I.

          13.17     Pre-Funding Escrow Arrangements.  The Borrower intends that
                    -------------------------------
the Closing Date occur on August 18, 1995, and desires that the Lenders make on the Closing Date Revolving Credit Loans in an aggregate principal amount equal to $0, Tranche A Term Loans in an aggregate principal amount equal to $270,000,000, Tranche B Term Loans in an aggregate principal amount equal to $75,000,000, Tranche C Term Loans in an aggregate principal amount equal to $75,000,000 and Tranche D Term Loans in an aggregate principal amount equal to $50,000,000 (such aggregate amount of the Loans to be made on the Closing Date, the "Initial Loan Amount"). In order to ensure that the Initial Loan Amount
     -------------------
will be available at 10:00 a.m. (New York time) on August 18, 1995, the Borrower
(a) will deliver a notice of Borrowing (the "Pre-Funding Request") to the
                                             -------------------
Administrative Agent not later than 1:30 p.m. (New York time) on August 16, 1995, and (b) requests that the Lenders, pursuant to the Pre-Funding Request, transfer on August 17, 1995, an amount equal to the Initial Loan Amount (such amount, the "Delivered Funds") to an account designated by the Administrative
             ---------------
Agent (such account, solely for the purposes of this Section 13.17, the "Escrow
                                                                         ------
Account").  The following agreements and understandings will apply with respect
- -------
to (a) the arrangements for the availability of funds to enable the funding by the Lenders of the Initial Loan Amount upon the satisfaction of the conditions set forth in Section 6 and 7 of this Agreement (the "Closing") and (b) the
                                                     -------
release of the Delivered Funds as the Initial Loan Amount upon the Closing:

               (i) The Administrative Agent, on behalf of the Lenders, shall have sole and exclusive dominion over and control of the Escrow Account and all property from time to time deposited therein.

               (ii) Upon receipt from the Borrower of the Pre-Funding Request on August 16, 1995, the Administrative Agent will provide notice to each Lender, in the manner that would be applicable to a notice of Borrowing under Section 2.3, that such Lender should make available to the Administrative Agent not later than 2:00 p.m. (New York time) on August 17, 1995, such Lender's pro rata portion of the Delivered Funds, as such pro rata portion may be determined by the Administrative Agent pursuant to the respective Commitments of the Lenders as set forth in
          Schedule 1.1. Each Lender shall make its pro rata portion of the Delivered Funds available to the Administrative Agent by wire transfer of immediately available funds to the Escrow Account.

               (iii) Notwithstanding anything in this Agreement or any other document to the contrary, (A) the Administrative Agent shall hold the Delivered Funds for the account of the Lenders pending release of the Delivered Funds pursuant to paragraph (v) below and (B) the Borrower shall have no right, title or interest in or to the Delivered Funds pending such release. To the extent that the Administrative Agent has any interest in the Delivered Funds, the Administrative Agent hereby grants a Lien on such interest to the Administrative Agent for the benefit of the Lenders. The Administrative Agent shall use commercially reasonable efforts to invest (in any of (1) a time deposit with the Nassau, Bahamas, branch of Chemical, (2) United States government repurchase obligations or (3) commercial paper issued by Chemical Banking Corporation, as determined by the Administrative Agent in consultation with the Borrower) such of the Delivered Funds as are on deposit in the Escrow Account at 2:00 p.m. (New York time) on August 17, 1995. All earnings on the Delivered Funds (the "Investment Earnings") shall be paid into the Escrow
                      -------------------
          Account. The Administrative Agent shall not be liable to any person for any loss suffered (other than as a result of gross negligence or wilful misconduct of the Administrative Agent) in connection with any investment of funds made by it in accordance with this Section 13.17.

               (iv) The Borrower shall compensate each Lender for its delivery of the Delivered Funds to the Administrative Agent. Such compensation shall, as to each Lender, be equal to the product of (A) such Lender's pro rata portion (determined as set forth above) of the Delivered Funds multiplied by (B) a percentage equal to the ABR plus the margin
                -------------
          that would be applicable to each Lender's ABR Loans as of the Closing Date multiplied by (C) a fraction the numerator of which is the actual
               -------------
          number of days elapsed from and including August 17, 1995, to but excluding the date such Delivered Funds are released pursuant to paragraph (v) below and the denominator of which is 365. Such compensation in respect of the Delivered Funds shall be paid by the Borrower to the Administrative Agent on behalf of the Lenders on the first Interest Payment Date to occur after the Closing Date pursuant to the terms of this Agreement; provided, however, that if the
                                          -----------------
          Delivered Funds are released to the Lenders (and not to the Borrower) pursuant to paragraph (v) below, such compensation shall be payable by the Borrower immediately upon release of the Delivered Funds.

               (v) Upon the occurrence of the Closing, the Administrative Agent is authorized to release to and thereby make available to the Borrower
          (A) the Delivered Funds as the Initial Loan Amount and (B) all Investment Earnings. If the Closing has not occurred by 11:59 p.m. (New York time) on August 24, 1995, the Delivered Funds shall be distributed by the Agent to the Lenders on August 25, 1995, and all Investment Earnings shall be released to the Agent to the extent necessary to offset amounts payable by the Borrower to the Lenders.



          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                                   BRUNO'S, INC.,

                                     by   /s/   Ronald G. Bruno
                                          __________________________
                                          Name:  Ronald G. Bruno
                                          Title:   Chief Executive Officer

                        CHEMICAL BANK, as Administrative
                        Agent and as a Lender,

                        by   /s/   Robert K. Gaynor
                              __________________________
                              Name:  Robert K. Gaynor
                              Title:   Vice President



                        AMSOUTH BANK OF ALABAMA,

                        by   /s/   David A. Simmons
                             __________________________
                             Name:  David A Simmons
                             Title:   Senior Vice President


                        BANK OF AMERICA ILLINOIS,

                        by   /s/   Michael J. Bacevich
                             __________________________
                             Name:  Michael J. Bacevich
                             Title:   Vice President

                        THE BANK OF NEW YORK,

                        by  /s/   Gregory L. Batson
                            __________________________
                            Name:  Gregory L. Batson
                            Title:   Vice President


                        THE BANK OF NOVA SCOTIA

                        by   /s/   P. M. Brown
                             __________________________
                             Name:  P. M. Brown
                             Title:   Relationship Manager


                        BANKERS TRUST COMPANY,

                        by   /s/   Robert R. Telesca
                             __________________________
                             Name:  Robert R. Telesca
                             Title:   Assistant Vice President

                        CAISSE NATIONALE DE CREDIT AGRICOLE,

                        by   /s/   David Bouhl
                             __________________________
                             Name:  David Bouhl, F.V.P.
                             Title:   Head of Corporate Banking,
                             Chicago


                        CHL HIGH YIELD LOAN PORTFOLIO
                        (a unit of Chemical Bank),

                        by   /s/   Richard W. Stewart
                             __________________________
                             Name:  Richard W. Stewart
                             Title:   Vice President


                        CIBC Inc,

                        by   /s/   Roger Colden
                             __________________________
                             Name:  Roger Colden
                             Title:   Vice President


                        COMPAGNIE FINANCIERE DE CIC ET DE
                        L'UNION EUROPEENNE,

                        by   /s/   Sean Mounier
                             __________________________
                             Name:  Sean Mounier
                             Title:   First Vice President


                        by   /s/   Brian O'Leary
                             __________________________
                             Name:  Brian O'Leary
                             Title:   Vice President


                        COOPERATIEVE CENTRALE RAIFFEISEN-
                        BOERENLEENBANK B.A., "RABOBANK
                        NEDERLAND", New York Branch,


                        by   /s/   J. Scott Taylor
                             __________________________
                             Name:  J. Scott Taylor
                             Title:   Vice President


                        by   /s/   Ian Reece
                             __________________________
                             Name:  Ian Reece
                             Title:   Vice President & Manager


                        THE DAI-ICHI KANGYO BANK, LTD.,

                        by   /s/  Stephanie Rogers
                             __________________________
                             Name:  Stephanie Rogers
                             Title:   Vice President

                        THE INDUSTRIAL BANK OF JAPAN, LIMITED,

                        by   /s/   Junri Oda
                             __________________________
                             Name:  Junri Oda
                             Title:   Senior Vice President & Senior


                        MIDLAND BANK plc,

                        by   /s/  John Howker
                             __________________________
                             Name:  John Howker
                             Title:   Executive Director


                        THE MITSUBISHI BANK, LIMITED - NEW YORK
                        BRANCH,


                        by   /s/   Randy Szuch
                             __________________________
                             Name:  Randy Szuch
                             Title:   Vice President


                         THE MITSUBISHI TRUST AND BANKING CORPORATION,

                         by   /s/   Patricia Loret de Mola
                              __________________________
                              Name:  Patricia Loret de Mola
                              Title:   Senior Vice President


                         MITSUI LEASING (U.S.A.) INC.,

                         by   /s/   Toshiaki Nagano
                              __________________________
                              Name:  Toshiaki Nagano
                              Title:   Executive Vice President


                          NATIONSBANK OF GEORGIA, N.A.,

                          by   /s/   Jan Seraten
                               __________________________
                               Name:  Jan Seraten
                              Title:   Senior Vice President


                          THE NIPPON CREDIT BANK, LTD.,

                          by   /s/   Lori A. Ravit
                              __________________________
                              Name:   Lori A. Ravit
                              Title:    Assistant Vice President

                          PILGRIM PRIME RATE TRUST,

                          by   /s/   Michael D. Hatley
                               __________________________
                               Name:  Michael D. Hatley
                               Title:   Asstant Portfolio Manager


                          PRIME INCOME TRUST,

                          by
                               __________________________
                               Name:
                               Title:


                          PROTECTIVE LIFE INSURANCE COMPANY,

                          by   /s/   James Dondero
                               __________________________
                               Name:  James Dondero
                               Title:   Vice President


                          SOUTHTRUST BANK OF ALABAMA, N.A.,

                          by   /s/   T. Knudsen
                                __________________________
                                Name:  T. Knudsen
                                Title:   Senior Vice President


                          VAN KAMPEN MERRITT PRIME RATE INCOME TRUST,

                          by   /s/   Jeffrey W. Maillet
                               __________________________
                               Name:  Jeffrey W. Maillet
                               Title:   Senior Vice President &
                                        Portfolio Manager


                          WACHOVIA BANK OF GEORGIA N.A.,

                          by   /s/   Leif Murphy
                               __________________________
                               Name:  Leif Murphy
                               Title:   Commercial Officer

                          THE YASUDA TRUST AND BANKING CO., LTD.,
                          NEW YORK BRANCH,

                          by   /s/   Neil T. Chau
                               __________________________
                               Name:  Neil T. Chau
                               Title:   First Vice President